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                                   CREDIT AGREEMENT


                               Dated November 26, 1996


                                       Between


                                    SNAPPER, INC.

                                         and

                               AMSOUTH BANK OF ALABAMA

                                    Relating to a

                             $55,000,000 Credit Facility




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

                                  TABLE OF CONTENTS

                                                                            PAGE

                                      ARTICLE 1

                        RULES OF CONSTRUCTION AND DEFINITIONS

     SECTION 1.1  GENERAL RULES OF CONSTRUCTION..............................  1
     SECTION 1.2  Definitions................................................  2

                                      ARTICLE 2

                                CREDIT TO BE EXTENDED
                                 UNDER THIS AGREEMENT

     SECTION 2.1  Loan....................................................... 13
     SECTION 2.2  Advances................................................... 13
     SECTION 2.3  Payments................................................... 14
     SECTION 2.4  Prepayment................................................. 14
     SECTION 2.5  Reduction or Cancellation of Maximum Credit Amount.  ...... 14
     SECTION 2.6  Fees....................................................... 15
     SECTION 2.7  Extension of Termination Date.............................. 15
     SECTION 2.8  Place and Time of Payments................................. 15
     SECTION 2.9  Security................................................... 16
     SECTION 2.10 GUARANTY AGREEMENT......................................... 16
     SECTION 2.12 Subordination Agreement.................................... 16
     SECTION 2.13 Lock Box Agreement......................................... 17

                                      ARTICLE 3

                                       INTEREST
     SECTION 3.1  Applicable Interest Rates.................................. 18
     SECTION 3.2  Procedure for Exercising Interest Rate Options............. 18
     SECTION 3.3  FLOATING RATE.............................................. 19
     SECTION 3.4  LIBOR-Based Rate........................................... 19
     SECTION 3.5  Termination of LIBOR-Based Rate; Increase in
                  LIBOR-Based Rate; Reduction of Return...................... 19
     SECTION 3.6  Compensation............................................... 21

                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

     SECTION 4.1  FINANCIAL STATEMENTS....................................... 21
     SECTION 4.2  NON-EXISTENCE OF DEFAULTS.................................. 21
     SECTION 4.3  LITIGATION................................................. 22
     SECTION 4.4  MATERIAL ADVERSE CHANGES................................... 22

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     SECTION 4.5  TITLE TO PROPERTY.......................................... 22
     SECTION 4.6  CORPORATE STATUS........................................... 22
     SECTION 4.7  Corporate Power and Authority.............................. 22
     SECTION 4.8  PLACE OF BUSINESS.......................................... 22
     SECTION 4.9  PLACE WHERE RECORDS MAINTAINED............................. 22
     SECTION 4.10 Validity, Binding Nature and
                    Enforceability of the Credit Documents................... 23
     SECTION 4.11 TAXES...................................................... 23
     SECTION 4.12 Compliance with Laws....................................... 23
     SECTION 4.13 Consents................................................... 23
     SECTION 4.14 Purpose.................................................... 23
     SECTION 4.15 Condition of the Business.................................. 23
     SECTION 4.16 Labor Contracts............................................ 23
     SECTION 4.17 ERISA...................................................... 23
     SECTION 4.18 Patents and Trademarks..................................... 23
     SECTION 4.19 Location of Property....................................... 24
     SECTION 4.20 Real Property.............................................. 24
     SECTION 4.21 Capitalization............................................. 24
     SECTION 4.22 Subsidiaries............................................... 24
     SECTION 4.23 Federal Reserve Board Regulations.......................... 24
     SECTION 4.24 Investment Company Act..................................... 24

                                      ARTICLE 5

                                CONDITIONS OF LENDING

     SECTION 5.1  Representations and Warranties............................. 24
     SECTION 5.2  No Default................................................. 25
     SECTION 5.3  Automatic Representations and Warranties................... 25
     SECTION 5.4  Required Items............................................. 25
     SECTION 5.5  SUPPORTING DOCUMENTS....................................... 25


                                      ARTICLE 6

                                      COVENANTS

     SECTION 6.1  PAYMENT AND PERFORMANCE.................................... 27
     SECTION 6.2  INSURANCE.................................................. 28
     SECTION 6.3  COLLECTION OF RECEIVABLES; SALE OF INVENTORY............... 28
     SECTION 6.4  NOTICE OF LITIGATION AND PROCEEDINGS....................... 28
     SECTION 6.5  Payment of Indebtedness to Third Persons................... 29
     SECTION 6.6  NOTICE OF CHANGE OF BUSINESS LOCATION...................... 29
     SECTION 6.7  PENSION PLANS.............................................. 29
     SECTION 6.8  PAYMENT OF TAXES........................................... 29
     SECTION 6.9  Further Assurances......................................... 29
     SECTION 6.10 Advancements............................................... 30
     SECTION 6.11 Maintenance of Status...................................... 30

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     SECTION 6.12  Financial Statements; Reporting
                    Requirements; Certification as to Events of Defaults..... 30
     SECTION 6.13  NOTICE OF EXISTENCE OF DEFAULT............................ 32
     SECTION 6.14  Compliance with Laws...................................... 32
     SECTION 6.15  MAINTENANCE OF PROPERTY................................... 32
     SECTION 6.16  Property Records and Statements........................... 32
     SECTION 6.17  INSPECTION OF PROPERTY.................................... 32
     SECTION 6.18  CHANGE OF NAME, ETC....................................... 33
     SECTION 6.19  SALE OR TRANSFER OF ASSETS................................ 33
     SECTION 6.20  ACQUISITION OF STOCK OF THIRD PERSON...................... 33
     SECTION 6.21  FALSE CERTIFICATES OR DOCUMENTS........................... 33
     SECTION 6.22  TRANSACTIONS WITH AFFILIATES.............................. 33
     SECTION 6.23  DIVIDENDS................................................. 33
     SECTION 6.24  PAYMENTS ON MIG NOTE...................................... 33
     SECTION 6.26  Use of Credit Proceeds.................................... 34
     SECTION 6.27  INDEBTEDNESS.............................................. 34
     SECTION 6.28  GUARANTIES................................................ 34
     SECTION 6.29  INVESTMENTS, ETC.......................................... 34
     SECTION 6.30  Sale of Receivables....................................... 34
     SECTION 6.31  SOLVENCY.................................................. 34
     SECTION 6.32  LEASE OBLIGATIONS......................................... 35
     SECTION 6.33  Financial Covenants....................................... 35
     SECTION 6.34  ERISA COMPLIANCE.......................................... 36
     SECTION 6.35  FISCAL YEAR............................................... 36

                                      ARTICLE 7

                                  EVENTS OF DEFAULT
     SECTION 7.1  Events of Default.......................................... 37
     SECTION 7.2  Lender's Remedies on Default............................... 39

                                      ARTICLE 8

                                    MISCELLANEOUS

     SECTION 8.1  Notices.................................................... 40
     SECTION 8.2  Expenses................................................... 42
     SECTION 8.3  Independent Obligations.................................... 42
     SECTION 8.4  Successors and Assigns..................................... 42
     SECTION 8.5  Governing Law.............................................. 42
     SECTION 8.6  Date of Agreement.......................................... 43
     SECTION 8.7  Separability Clause........................................ 43
     SECTION 8.8  Counterparts............................................... 43
     SECTION 8.9  No Oral Agreements......................................... 43
     SECTION 8.10 Waiver and Election........................................ 43
     SECTION 8.11 No Obligations of Lender; Indemnification.................. 43
     SECTION 8.12 Set-off.................................................... 44
     SECTION 8.13 Participation.............................................. 44
     SECTION 8.14 Submission to Jurisdiction................................. 45
     SECTION 8.15 Usury Laws................................................. 46
     SECTION 8.16 Arbitration; Dispute Resolution;
                  Preservation of Foreclosure Remedies....................... 46


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

                                   CREDIT AGREEMENT


     THIS CREDIT AGREEMENT ("this Agreement") dated November 26, 1996 is between SNAPPER, INC., a Georgia corporation (the "Borrower"), and AMSOUTH BANK OF ALABAMA, an Alabama banking corporation (the "Lender").

                                       RECITALS

     Capitalized terms used in these Recitals have the meanings defined for them above or in Section 1.2. The Borrower has requested that the Lender extend Credit to the Borrower under this Agreement and the other Credit Documents as described herein. To induce the Lender to extend Credit to the Borrower, the Borrower has agreed to execute and deliver this Agreement to the Lender.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, and to induce the Lender to extend credit to the Borrower under this Agreement and the other Credit Documents, the Borrower agrees with the Lender as follows:


                                      ARTICLE 1

                        RULES OF CONSTRUCTION AND DEFINITIONS

     SECTION 1.1 GENERAL RULES OF CONSTRUCTION. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) Words of masculine, feminine or neuter gender include the correlative words of other genders. Singular terms include the plural as well as the singular, and vice versa.

     (b) All references herein to designated "Articles," "Sections" and other subdivisions or to lettered Schedules are to the designated Articles, Sections and subdivisions hereof and the Schedules annexed hereto unless expressly otherwise designated in context. All Article, Section, other subdivision and Schedule captions herein are used for reference only and do not limit or describe the scope or intent of, or in any way affect, this Agreement.

     (c) The terms "include," "including," and similar terms shall be construed as if followed by the phrase "without being limited to."

     (d) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, other subdivision or Schedule.

     (e) All Recitals set forth in, and all Schedules to, this Agreement are hereby incorporated in this Agreement by reference.

     (f) No inference in favor of or against any party shall be drawn from the fact that such party or such party's counsel has drafted any portion hereof.

     (g) All references in this Agreement to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

     (h) If the Borrower now or hereafter has any Subsidiaries, all computations required in connection with the covenants contained in Article 6 shall be made for the Borrower and its Subsidiaries on a combined or consolidated basis, after elimination of intercompany items, and all financial statements, reports and certificates required hereunder shall be prepared on the same basis.

     SECTION 1.2 DEFINITIONS. As used in this Agreement, capitalized terms that are not otherwise defined herein have the meanings defined for them in the Security Agreement and the following terms are defined as follows:

     (a) ACTUAL/360 DAY BASIS means a method of computing interest and other charges on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will be computed by multiplying the interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360.

     (b)  ADVANCE is defined in Section 2.1.

     (c) AFFILIATE of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     (d) AGREEMENT means, on any date, this Credit Agreement, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified and in effect on such date.

     (e) AUTHORIZED REPRESENTATIVE means the officer or officers of the Borrower that are duly authorized to act for the Borrower in the specified capacity under the Governing Documents of the Borrower or applicable law.


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

     (f)  BORROWING BASE means, at any time, the sum of:

          (a) eighty percent (80.0%) of the Net Outstanding Amount of Eligible Accounts at such time consisting of Accounts arising from the sale of Inventory to (1) Home Depot; (2) a dealer which has financed the purchase of such Inventory by means of a floor planning arrangement; (3) a dealer pursuant to Extended Terms, on any date when the due date with respect to such Account is fewer than ninety-one (91) days after such date or on which such Account is past due but not more than sixty (60) days past due; (4) a dealer pursuant to Thirty Day Terms; or (5) a dealer or distributor located outside the United States whose Inventory has been shipped on the security of a letter of credit acceptable to the Lender;

          (b) the lesser of (A) the applicable Distributor A/R Sublimit in effect from time to time and (B) an amount equal to sixty percent (60.0%) of (1) the Net Outstanding Amount of Eligible Accounts at such time consisting of Accounts arising from the sale of Inventory to a distributor times (2) a distributor cost conversion factor of 76.3%, or such other factor as the Borrower and the Lender may mutually agree to from time to time;

          (c) the lesser of (A) $10,000,000 and (B) fifty-five percent (55.0%) of (1) the Net Outstanding Amount of Eligible Accounts at such time consisting of Accounts arising from the sale of Inventory to a dealer pursuant to Extended Terms, on any date when the due date with respect to such Account is more than ninety (90) days after such date (provided, that with respect to Accounts arising from sales to dealers of Inventory consisting of snow products, which Inventory has not been sold by the dealer or financed by the dealer by means of a floor planning arrangement, the Borrower shall be permitted to extend the due date with respect to such Account from March 10 of any year to December 10 of such year) times (2) a dealer cost conversion factor of 65.8%, or such other factor as the Borrower and the Lender may mutually agree to from time to time; and

          (d)  an amount equal to the lesser of

               (1)  $45,000,000, and

               (2)  the sum of

                    (A) sixty percent (60.0%) of Eligible Inventory at such time consisting of finished goods that are ready for sale in the ordinary course of business, identified by serial numbers and located at the Borrower's factory in McDonough, Georgia or at the Borrower's other distribution centers and commissioned distributor warehouses,

                    (B) the lesser of (i) $5,000,000 and (ii) fifty percent (50.0%) of Eligible Inventory at such time consisting of engines, and



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

                    (C)  an amount equal to the lesser of (i) $5,000,000 and
               (ii) thirty-five (35.0%) of Eligible Inventory at such time consisting of parts and accessories other than engines; and

          (e) an amount equal to seventy-five percent (75%) of the Eligible Adjusted Equipment Value.

     (g) BUSINESS means the manufacture, distribution and/or sale of lawn, garden, snow removal or outdoor power equipment and other products by the Borrower.

     (h) BUSINESS DAY means (a) any day on which commercial banks located in Birmingham, Alabama are generally open for business and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Quote or to a borrowing of, a payment or prepayment of principal of or interest on, or a LIBOR-Based Rate Period for, a LIBOR-Based Rate Segment or a notice by the Borrower with respect to any such borrowing, payment, prepayment or LIBOR-Based Rate Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

     (i)  CLOSING DATE means November 26, 1996.

     (j) CODE means the Internal Revenue Code of 1986, as amended from time to time.

     (k) COMMITMENT AMOUNT means $55,000,000 (as the same may be reduced at any time or from time to time pursuant to Section 2.5).

     (l) CONTROLLED GROUP means all members of a controlled group of corporations and all trade or business (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(c) of the Code.

     (m) CREDIT means, individually and collectively, all loans, forbearances, renewals, extensions, advances, disbursements and other extensions of credit now or hereafter made by the Lender to or for the account of the Borrower under this Agreement and the other Credit Documents, including the Loan.

     (n) CREDIT DOCUMENTS means this Agreement and the documents described in SCHEDULE A and all other documents now or hereafter executed or delivered in connection with the transactions contemplated thereby.

     (o) DEBT of any person means (1) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money, (2) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (3) all capitalized lease obligations,
(4) all indebtedness secured by any Lien on any property of such person, whether or not indebtedness secured thereby has been assumed, (5) all obligations with respect to any conditional sale contract or title retention agreement, (6) all indebtedness and obligations arising under acceptance facilities or in connection with surety or similar bonds, and the outstanding amount of all letters of credit issued for the account of such person, and (7) all obligations with respect to interest rate swap agreements.

     (p) DEFAULT RATE means a rate of interest equal to two percentage points (200 basis points) in excess of the Floating Rate in effect from time to time, or the maximum rate permitted by law, whichever is less.

     (q) DISTRIBUTOR A/R SUBLIMIT means the maximum amount of distributor accounts receivable set forth below for the periods set forth below to be included in the Borrowing Base:

                 DATE               SUBLIMIT
                 ----               --------
             12/96 - 2/97         10,000,000
                 3/97              9,000,000
                 4/97              8,000,000
                 5/97              7,000,000
                 6/97              6,000,000
                 7/97              5,000,000
                 8/97              4,000,000
                 9/97              3,000,000
                  10/97            2,000,000
                  11/97            1,000,000
         12/97 and thereafter              0

     (r) DOLLAR and the symbol $ means dollars constituting legal tender for the payment of public and private debts in the United States of America.

     (s) ELIGIBLE ACCOUNT means only Accounts that are not more than 60 days past due (provided, that with respect to Accounts arising from sales to dealers of Inventory consisting of snow products, which Inventory has not been sold by the dealer or financed by the dealer by means of a floor planning arrangement, the Borrower shall be permitted to extend the due date with respect to such Account from March 10 of any year to December 10 of such year), according to the terms shown on the invoice (or the date of the invoice where terms are not specifically stated). Without limiting the generality of the foregoing, the Lender may exclude any Account from Eligible Accounts if:

          (1) the subject goods have been shipped or delivered to an Account Debtor on a bill-and-hold, guaranteed sale, consignment, approval or sale-or-return basis or subject to any other repurchase or return agreement; or

          (2) any material part of the subject goods has been returned, rejected, lost or damaged; or

          (3) the Account Debtor is located outside the United States, and the subject goods have not been shipped on the security of a banker's acceptance or letter of credit acceptable to the Lender and pledged to the Lender, or the Account is not payable in United States dollars; or

          (4)  the Account Debtor is also the Borrower's supplier or creditor;
     or

          (5) more than 50% in amount of the other Accounts of the Account Debtor are more than 90 days past due; or

          (6) the Account arises out of transactions with an employee, officer, agent, director, stockholder, partner, member of the Borrower or the Guarantor and its subsidiaries; or

          (7) any of the representations or warranties set forth in Section 3.2 of the Security Agreement are not true and correct in all material respects with respect to such Account.

     (t) ELIGIBLE ADJUSTED EQUIPMENT VALUE means the value of the Borrower's Equipment assumed by the Lender in the amounts and for the periods set forth on SCHEDULE B, which amount shall be included as part of the Borrowing Base.

     (u) ELIGIBLE INVENTORY means Inventory, less any amount reserved on the Borrower's books for surplus or obsolescence, consisting of factory whole goods, engines or other parts and accessories held for sale by the Borrower that meet all of the following specifications:

          DOCUMENTS. If it is represented or covered by documents of title, the Borrower is the owner of the documents free of all Liens except the Permitted Encumbrances.

          LOCATION. It is stored at such locations in the United States of which the Borrower has given the Lender notice and where the Lender has perfected its security interest, and is in the possession or control of the Borrower or its consignee. If it is located on leased premises, the Lender has received a landlord's waiver of rights with respect to such Inventory. If it is held by a bailee, warehouseman or similar party, the Lender shall have received from such bailee, warehouseman or similar party such acknowledgements of the Lender's Lien, warehouse receipts or other agreements, each in form and substance acceptable to the Lender, as the Lender may require in its reasonable discretion. If it is held by a consignee: (a) the Lender shall have received a copy of a consignment agreement in form and substance reasonably satisfactory to the Lender,
          (b) the Borrower shall have filed all necessary or appropriate UCC consignment financing statements in form and substance reasonably satisfactory to the Lender as reasonably requested by the Lender, (c) the Borrower shall have sent to the consignee's prior filed secured parties a consignment notification letter in form and substance reasonably satisfactory to the Lender, (d) the prior filed secured parties of the consignee shall have subordinated their security interest in the consigned inventory and all proceeds thereof in favor of the Borrower, the Lender and Chase Manhattan Bank, in form and substance reasonably satisfactory to the Lender, (e) consignee and consignee's landlord shall have executed a waiver of landlord's Lien in form and substance reasonably satisfactory to the Lender and subordinating such Lien in favor of the Borrower, the Lender and Chase Manhattan Bank, (f) the Borrower has agreed upon the request of the Lender to file UCC financing statements against the Borrower in the jurisdiction where such consigned inventory is located, and (g) prior filed secured creditors of the Borrower shall have subordinated their security interest in the consigned inventory in favor of the Lender.

          MISCELLANEOUS. It is unused, and it has not, in the Lender's good faith judgment, been materially reduced in market value by reason of age, obsolescence, surplus or other factors.

          OWNERSHIP. It is owned by the Borrower free of all Liens except the Permitted Encumbrances, and the Lender has a perfected first security interest therein.

          OTHER FINANCING. No financing statement is on file covering such item or the products or proceeds thereof except for the Lender's financing statement and the financing statement of Chase Manhattan Bank.

          WIP.  It is not work-in-process.

     (v) ENVIRONMENTAL LAWS means the Resource Conversation and Recovery Act, as amended, the Toxic Substance Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Solid Waste Disposal Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and any comparable federal or state statutes, now existing or later enacted, or any regulation promulgated under any of such federal or state statutes relating to the protection of the environment.

     (w) ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     (x) EVENTS OF DEFAULT is defined in Section 7.1. An Event of Default "exists" if an Event of Default has occurred and is continuing.

     (y)  EXTENDED TERMS has the meaning set forth in EXHIBIT F.


     (z) FEDERAL FUNDS EFFECTIVE RATE means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (Birmingham, Alabama time) on such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender in its sole discretion.

     (aa) FLOATING RATE means a rate per annum equal to (A) from the Closing Date to and including May 25, 1997, the higher of (1) the Prime Rate in effect from time to time or (2) the Federal Funds Effective Rate in effect from time to time, plus .5% (50 basis points) and (B) from May 26, 1997 until the Termination Date, the higher of (1) the Prime Rate in effect from time to time, plus one percent (100 basis points) or (2) the Federal Funds Effective Rate in effect from time to time, plus 1.5% (150 basis points).

     (bb) GAAP means generally accepted accounting principles, consistently applied.

     (cc) GOVERNING DOCUMENTS means all organizational and governing documents applicable to the Borrower, including the Borrower's certificate or articles of incorporation and bylaws, and all applicable resolutions or other directions of the directors, shareholders, officers or other relevant persons comprising, owning, managing or operating the Borrower.

     (dd) GOVERNMENTAL AUTHORITY means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

     (ee) GOVERNMENTAL REQUIREMENTS means all laws, rules, regulations, ordinances, judgments, decrees, codes, orders, injunctions, notices and demand letters of any Governmental Authority.

     (ff) GUARANTOR means Metromedia International Group, Inc., a Delaware corporation.

     (gg) HAZARDOUS SUBSTANCES means any and all hazardous or toxic substances, materials or wastes as defined or listed under the Environmental Laws.

     (hh) LIBOR-BASED RATE means a rate per annum equal to (A) from the Closing Date to and including May 25, 1996 the LIBOR Quote plus 250 basis points and (B) from May 26, 1996 until the Termination Date, the LIBOR Quote plus 350 basis points.


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

     (ii) LIBOR-BASED RATE PERIOD means the period of time, selected by the Borrower under Section 3.1, with respect to which the LIBOR-Based Rate is (or is proposed to be) applicable to a Segment.

     (jj) LIBOR-BASED RATE SEGMENT means a Segment to which the LIBOR-Based Rate is (or is proposed to be) applicable.

     (kk) LIBOR QUOTE means, with respect to any time at which the LIBOR-Based Rate is to be determined, the rate of interest determined by the Lender at such time by reference to the Knight-Ridder MoneyCenter reporting service or other comparable financial information reporting service at the time employed by the Lender, as the Lender's best estimate of the cost of funds available to the Lender from the purchase on the London interbank market of funds in the form of time deposits in Dollars in the approximate amount of the Segment that is to bear interest at the LIBOR-Based Rate, having a maturity comparable to the LIBOR-Based Rate Period during which the LIBOR-Based Rate is to be in effect, it being expressly understood that (1) the Lender may not actually purchase any such time deposits and obtain such funds and (2) the LIBOR Quote will be an estimate, and for a variety of reasons, including changing market conditions, the actual cost of funds to the Lender (if the Lender elects to purchase funds in the form of time deposits on such date) might vary from the LIBOR Quote.

     (ll) LIBOR RESERVE REQUIREMENT means the percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority), on the date on which the LIBOR-Based Rate is determined, for determining the reserve requirements of the Lender (including any marginal, emergency, supplemental, special or other reserves) with respect to liabilities relating to time deposits purchased in the London interbank market having a maturity equal to the period during which the LIBOR-Based Rate will be in effect and in an amount equal to the LIBOR-Based Rate Segment involved, without any benefit or credit for any proration, exemptions or offsets under any now or hereafter applicable regulations.

     (mm) LIEN means any mortgage, pledge, assignment, charge, encumbrance, lien, security title, security interest or other preferential arrangement.

     (nn) LOAN is defined in Section 2.1.

     (oo) MARGIN STOCK is defined in Regulation U of the Federal Reserve Board, as amended.

     (pp) MAXIMUM CREDIT AMOUNT means the lesser of (1) the Borrowing Base Amount; or (2) the Commitment Amount.

     (qq) MIG NOTE means the $23,800,000 Subordinated Promissory Note dated November 26, 1996, issued by the Borrower to the Guarantor.

     (rr) NET OUTSTANDING AMOUNT OF ELIGIBLE ACCOUNTS means the net outstanding amount of all then Eligible Accounts after eliminating from the aggregate face amount thereof all payments, adjustments, discounts, credits and allowances applicable thereto and all amounts due thereon considered uncollectible by reason of return, rejection, repossession or loss of, or damage to, the merchandise covered thereby, disputes, financial difficulty of the Account Debtor or otherwise.

     (ss) NOTE is defined in Section 2.1.

     (tt) OBLIGATIONS means (1) the payment of all amounts now or hereafter becoming due and payable under the Credit Documents, including the principal amount of the Credit, all interest (including interest that, but for the filing of a petition in bankruptcy, would accrue on any such principal) and all other fees, charges and costs (including attorneys' fees and disbursements) payable in connection therewith; (2) the observance and performance by the Borrower of all of the provisions of the Credit Documents; (3) the payment of all sums advanced or paid by the Lender in exercising any of its rights, powers or remedies under the Credit Documents, and all interest (including post-bankruptcy petition interest, as aforesaid) on such sums provided for herein or therein; (4) the payment and performance of all other indebtedness, obligations and liabilities of the Borrower to the Lender (including obligations of performance) of every kind whatsoever, arising directly between the Borrower and the Lender or acquired outright, as a participation or as collateral security from another person by the Lender, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by agreement or instrument, and whether incurred as maker, endorser, surety, guarantor, general partner, drawer, tort-feasor, account party with respect to a letter of credit, indemnitor or otherwise; and (5) all renewals, extensions, modifications and amendments of any of the foregoing, whether or not any renewal, extension, modification or amendment agreement is executed in connection therewith.

     (uu) OBLIGORS means the Borrower, the Guarantor, the Sponsors, and any other maker, endorser, surety, guarantor or other person now or hereafter liable for the payment or performance, in whole or in part, of any of the Obligations.

     (vv) PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     (ww) PENSION PLAN means an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by the Borrower or a member of the Controlled Group.

     (xx) PERMITTED CONTEST means any appropriate proceeding conducted in good faith by the Borrower to contest any tax, assessment, charge, Lien or similar claim, during the pendency of which proceeding the enforcement of such tax, assessment, charge, Lien or claim is stayed; provided that the Borrower has set aside on its books or, if required by the Lender, deposited as cash collateral with the Lender, adequate cash reserves to assure the payment of any such tax, assessment, charge, Lien or claim.

     (yy) PERMITTED ENCUMBRANCES means (a) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or that are subject to Permitted Contests; (b) Liens of mechanics, materialmen, landlord, warehousemen, carriers and similar Liens arising in the future in the ordinary course of business for sums not yet delinquent or that are subject to Permitted Contests;
(c) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security, and similar items for sums not yet delinquent or that are subject to Permitted Contests; (d) lessor's Liens arising from operating and capitalized leases entered into in the ordinary course of business; (e) Liens arising from legal proceedings, so long as such proceedings are subject to a Permitted Contest, and so long as execution is stayed on all judgments resulting from any such proceedings; (f) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount and that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Business; (g) Liens securing Debt incurred for the payment of all or any part of the purchase price of any real property and fixed assets, and any renewal, extensions or refinancings thereof;
(h) Liens upon the real property of the Borrower located at 535 Macon Road, McDonough, Georgia that are expressly permitted by the Deed to Secure Debt and Security Agreement in favor of the Lender relating to such real property; (i) Liens and security interest existing on the Closing Date and set forth on SCHEDULE C hereto (which include the Liens of Chase Manhattan Bank); and (j) Liens in favor of the Lender.

     (zz) PERMITTED INVESTMENTS means (1) direct obligations of, or obligations unconditionally guaranteed by, the United States of America or any agency thereof maturing in less than one year from the date of purchase;
(2) commercial paper issued by any person organized and doing business under the laws of the United States of America or any state thereof rated P-1 or better by Moody's Investors Services, Inc. or A-1 or better by Standard & Poor's Corporation and maturing in less than one year from the date of purchase; and
(3) certificates of deposit maturing within one year of the date of acquisition thereof issued by the Lender or any other financial institution acceptable to the Lender.

     (aaa) PERSON (whether or not capitalized) includes natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

     (bbb) PLAN means, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower or any member of a Controlled Group for employees of the Borrower or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     (ccc) PRIME RATE means that rate of interest designated by the Lender from time to time as its "prime rate," it being expressly understood and agreed that the "prime rate" is merely an index rate used by the Lender to establish lending rates and is not necessarily the Lender's most favorable lending rate, and that changes in the "prime rate" are discretionary with the Lender.

     (ddd) PRINCIPAL OFFICE means the principal office of the Lender located at AmSouth-Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203.

     (eee) PROPERTY means all property, real and personal, that is now or hereafter conveyed or assigned to the Lender, or in which the Lender is now or hereafter granted a Lien, as security for any of the Obligations.

     (fff)     QUARTERLY PAYMENT DATE is defined in Section 2.3.

     (ggg)     REQUEST FOR ADVANCES OR INTEREST RATE ELECTION is defined in
Section 2.2.

     (hhh) SECURITY AGREEMENT means the General Security Agreement described on SCHEDULE A.

     (iii) SECURITY DOCUMENTS means all Credit Documents that now or hereafter grant or purport to grant to Lender any guaranty, collateral or other security for any of the Obligations.

     (jjj) SEGMENT means a portion of the Advances (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable. The aggregate amount of all Advances that bear interest at the Floating Rate shall be deemed to constitute a single Segment. The aggregate amount of all Advances that bear interest at the same LIBOR-Based Rate and for the same LIBOR-Based Rate Period shall be deemed to constitute a single LIBOR-Based Rate Segment.

     (kkk) SOLVENT means, with respect to any person on a particular date, that as of such date (1) the fair value of the property of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (2) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (3) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute an unreasonably small capital, and (4) such person does not intend to, or believe or reasonably should have believed that it will, incur debts beyond its ability to repay as they become due.

     (lll)     SPONSORS means John W. Kluge and Stuart Subotnick.

     (mmm) SUBORDINATED DEBT means Debt of the Borrower (including the Debt evidenced by the MIG Note) that is subordinated to the Obligations on terms approved by the Lender.

     (nnn) SUBSIDIARY means (1) any corporation more than 50% of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency), are owned or controlled directly or indirectly by the Borrower, or
(2) any partnership or limited liability company, 50% or more of the partnership or membership interests in which are owned or controlled, directly or indirectly, by the Borrower, and includes entities currently or hereafter falling within the categories described above.

     (ooo) TERMINATION DATE means the maturity date of the Loan (which is initially January 1, 1999), as such date may be extended from time to time pursuant to Section 2.7 or accelerated pursuant to Section 7.2.

     (ppp)     THIRTY DAY TERMS has the meaning as set forth in EXHIBIT G.


                                      ARTICLE 2

                                CREDIT TO BE EXTENDED
                                 UNDER THIS AGREEMENT

     SECTION 2.1 LOAN. From the Closing Date to (but not including) the Termination Date, the Lender agrees, upon the terms and subject to the conditions of this Agreement, to make a revolving line of credit available to the Borrower, pursuant to which the Borrower may from time to time borrow from the Lender and repay and reborrow, such sums as may be needed by the Borrower for the purposes expressed in this Agreement up to a maximum aggregate principal amount at any one time outstanding not exceeding the Maximum Credit Amount (the "Loan"). All advances made by the Lender to the Borrower under this Agreement ("Advances") shall be evidenced by a Note (the "Note") dated the Closing Date, payable to the order of the Lender, duly executed by the Borrower and in the maximum principal amount of $55,000,000. The Advances shall bear interest as provided in Article 3. In no event shall the balance of the Loan be reduced below $100.

     SECTION 2.2 ADVANCES. The Advances made by the Lender pursuant to each request for Advances shall be in an aggregate amount not less than $1,000,000 or a greater integral multiple of $100,000. Each request for Advances must be in writing (which may be by facsimile transmission) and must be received by the Lender not later than 10:00 a.m., Birmingham, Alabama time, on the day on which the Advances are to be made, except that, if the Advances are to bear interest at the LIBOR-Based Rate, the request must be received by the Lender not later than 10:00 a.m., Birmingham, Alabama time, two Business Days prior to the day on which the Advances are to be made. Each request for Advances shall be in the form attached hereto as SCHEDULE D ("Request for Advances or Interest Rate Election") and shall specify the aggregate amount of the Advances requested, the day as of which the Advances are to be made and shall provide the interest rate information called for in Section 3.2. All the Advances requested in a single Request for Advances or Interest Rate Election shall be subject to the same interest rate terms. Not later than 2:00 p.m. Birmingham, Alabama time on the date specified for the Advances, the Lender shall make available the amount of the Advances to be made by it on such date to the Borrower by depositing the proceeds thereof into an account with the Lender or with an Affiliate of the Lender in the name of the Borrower. The Lender's obligation to make Advances shall terminate, if not sooner terminated pursuant to the provisions of this Agreement, on the Termination Date. The Lender shall have no obligation to make Advances if an Event of Default exists. Each Request for Advances or Interest Rate Election, whether submitted under this Section 2.2 in connection with requested Advances or under Section 3.2 in connection with an interest rate election, shall be signed by an Authorized Representative of the Borrower designated as authorized to sign and submit Request for Advances or Interest Rate Election forms in the documents submitted to the Lender pursuant to
Section 5.5. The Borrower may, from time to time, by written notice to the Lender, terminate the authority of any Authorized Representative to submit Request for Advances or Interest Rate Election forms, such termination of authority to become effective upon actual receipt by the Lender of such notice of termination. The Borrower may from time to time authorize other Authorized Representatives to sign and submit Request for Advances or Interest Rate Election forms by delivering to the Lender a certificate of the Secretary of the Borrower certifying the incumbency and specimen signature of each such Authorized Representative. The Lender shall be entitled to rely conclusively upon the authority of any Authorized Representative so designated by the Borrower.

     SECTION 2.3 PAYMENTS. All interest accrued at the Floating Rate shall be payable in arrears on the first day of each successive January, April, July and October (each a "Quarterly Payment Date"), commencing on January 1, 1997; and all interest accrued on each LIBOR-Based Rate Segment shall be payable on the last day of the applicable LIBOR-Based Rate Period. The principal amount of the Advances, together with accrued interest thereon, shall be due and payable on the Termination Date.

     SECTION 2.4  PREPAYMENT.

     (a) The Borrower may at any time prepay all or any part of the Advances, without premium or penalty; provided, however, that (1) unless the Borrower pays the amounts, if any, due under Section 3.6, no LIBOR-Based Rate Segment may be prepaid during a LIBOR-Based Rate Period if the Lender purchases any such time deposits and obtains such funds comprising the LIBOR-Based Rate Segment being prepaid, and (2) any partial prepayment shall be in the amount of not less than $1,000,000 or a greater integral multiple of $100,000. The Borrower shall pay, on the date of prepayment, all interest accrued to the date of prepayment on any amount prepaid in connection with the prepayment in full of the Obligations and the concurrent termination of this Agreement. The Borrower shall pay all interest accrued to the date of prepayment on the amount prepaid.

     (b) If at any time the principal amount of the Advances is greater than the Maximum Credit Amount, the Borrower shall immediately make a prepayment (notwithstanding the provisions of clause (a)(1) of this section, but subject to the provisions of Section 3.6) on the Advances equal to the difference between said aggregate principal amount of the Advances and the Maximum Credit Amount.

     SECTION 2.5 REDUCTION OR CANCELLATION OF MAXIMUM CREDIT AMOUNT. The Borrower shall have the right at any time to reduce the unused portion of the Maximum Credit Amount on each Quarterly Payment Date, provided that: (a) the Borrower shall give the Lender at least 10 days' prior notice in writing of each such reduction, (b) the amount of such reduction shall not be less than $500,000, and (c) no reduction in the Maximum Credit Amount may be reinstated. The Borrower shall also have the right at any time to terminate this Agreement by prepayment in full of the Obligations (subject to the provisions of Section 2.4) with at least 15 days' prior notice in writing of such termination.

     SECTION 2.6  FEES.

     (a) The Borrower shall pay to the Lender on the Closing Date a commitment fee equal to $550,000. This fee shall be fully earned and non-refundable as of the Closing Date.

     (b) The Borrower shall pay to the Lender an availability fee (the "Availability Fee") that begins to accrue on the Closing Date and shall be computed at the Applicable Rate per annum times the daily average difference between (1) the Commitment Amount and (2) the sum of the aggregate outstanding principal amount of the Advances made by the Lender. The Availability Fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date, commencing on January 1, 1997. The Availability Fee shall be computed on an Actual/360 Basis. The term "Applicable Rate" shall mean from the Closing Date to and including May 25, 1997, one-half of one percent (.5%) and from May 26, 1997 until the Termination Date, three quarters of one percent (.75%).

     (c) The Borrower shall pay to the Lender on May 26, 1997, November 26, 1997, May 26, 1998 and the Termination Date (each an "Administrative Fee Payment Date") a nonrefundable administrative fee in the amount of $250,000, payable in arrears on each Administrative Fee Payment Date.

     SECTION 2.7 EXTENSION OF TERMINATION DATE. The Borrower and the Lender may from time to time extend the then-current Termination Date to any subsequent termination date upon which the Borrower and the Lender may agree by executing a written extension agreement. Upon the execution of such an extension agreement by the Borrower and the Lender, the maturity date of the Loan shall be extended to the agreed-upon termination date, and the agreed-upon termination date shall become the new "Termination Date" for purposes of this Agreement.

     SECTION 2.8  PLACE AND TIME OF PAYMENTS.

     (a) All payments by the Borrower to the Lender under this Agreement and the other Credit Documents shall be made in lawful currency of the United States and in immediately available funds to the Lender at its Principal Office in Birmingham, Alabama at the hand delivery address set forth in Section 8.1 or at such other address within the continental United States as shall be specified by the Lender by notice to the Borrower. Any payment received by the Lender after 2:00 p.m. (Birmingham, Alabama time) on a Business Day (or at any time on a day that is not a Business Day) shall be deemed made by the Borrower and received by the Lender on the following Business Day.

     (b) All amounts payable by the Borrower to the Lender under this Agreement or any of the other Credit Documents for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Lender. All amounts payable by the Borrower to the Lender under this Agreement or the other Credit Documents for which no payment date is expressly set forth herein or therein shall be payable ten days after written demand by the Lender to the Borrower. The Lender may, at its option, send written notice or demand to the Borrower of amounts payable on a specified due date pursuant to this Agreement or the other Credit Documents, but the failure to send such notice shall not affect or excuse the Borrower's obligation to make payment of the amounts due on the specified due date.

     (c) Payments that are due on a day that is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

     (d) Except as otherwise required by law, payments received by the Lender shall be applied first to expenses, fees and charges, then to interest and finally to principal.

     SECTION 2.9 SECURITY. The security for the Obligations shall include the collateral and other security granted to the Lender under the Security Documents described in SCHEDULE A. The Security Documents shall be valid and binding as security for, the aggregate amount of the Obligations outstanding from time to time, whether or not the full amount of the Credit is actually advanced by the Lender to the Borrower.

     SECTION 2.10 GUARANTY AGREEMENT. Concurrently with the execution of this Agreement, the Guarantor is executing and delivering to the Lender a Guaranty Agreement pursuant to which such Guarantor is unconditionally guaranteeing the payment to the Lender, when and as due and payable, of the Obligations.

     SECTION 2.11 MAKE-WHOLE ACCOUNT. Concurrently with the execution of this Agreement, the Borrower is depositing with the Lender the sum of $1,000,000 in a restricted account (the "Snapper Make-Whole Account"). Funds in the Snapper Make-Whole Account may be withdrawn by the Lender from time to time to pay any and all amounts that are due the Lender from time to time pursuant to the terms of this Agreement and other credit documents, if the

Borrower has not made such payment within the time provided herein in the other credit documents (after giving effect to any notice or cure periods). The Snapper Make-Whole Agreement shall be pledged to the Lender pursuant to the terms of the Security Agreement. Any withdrawals from the Snapper Make-Whole Account shall not cure a default under this Agreement unless the default was due solely to a failure on the part of the Borrower to make a scheduled payment of principal or interest pursuant to the terms of this Agreement or the Lenders so agrees in writing.

     SECTION 2.12 SUBORDINATION AGREEMENT. Concurrently with the execution of this Agreement, the Borrower and the Guarantor are executing and delivering to the Lender a Subordination Agreement pursuant to which the MIG Note is expressly subordinated to the Obligations pursuant to the terms therein described.

     SECTION 2.13  LOCK BOX AGREEMENT.

     (a) RECEIPT AND CREDIT FOR COLLECTIONS. Concurrently with the execution of this Agreement, the Borrower shall enter into a Lock Box Agreement with the Lender and NationsBank (the "Bank") pursuant to which the Bank will be granted access to the post office box to which all Account Debtors shall be instructed to forward payments with respect to all Property. All checks, drafts, cash, notes, money orders, acceptances and other remittances in part or full payment with respect to the Property ("Collections") received through the Lock Box shall be retained by the Bank and processed in accordance with the Lock Box Agreement. All Collections received directly by the Borrower shall immediately be sent or delivered by the Borrower to the post office box that is part of the lock box arrangement. The Bank shall, without further inquiry and without regard to any instructions from the Borrower, send all collections by electronic funds transfer to the Lender at such account or accounts as the Lender shall direct in the Lock Box Agreement, or otherwise in writing from time to time. Any fees or expenses charged to the Lender by the Bank or any other bank for transfer of funds from the Borrower's account shall be charged as accrued, as a debit to the Obligations.

     (b) VERIFICATION OF RECEIVABLES. If an Event of Default exists, the Lender may confirm and verify all Accounts in any reasonable manner. In such circumstance, the Borrower shall assist the Lender in confirmation and verification of the Accounts. If no Event of Default exists, the Lender and the Borrower shall in good faith coordinate the verification of all Accounts. The Lender may at any time after an Event of Default exists, notify or require the Borrower to notify, all of the Borrower's Account Debtors or any of them to make payment directly to the Lender to the extent not already provided by the Lock Box. The Lender may enforce collection of, settle, compromise, extend or renew the indebtedness of any or all of the Borrower's Account Debtors after an Event of Default exists.

     (c) AUTHORITY TO PERFORM FOR BORROWER - LOCK BOX. The Borrower hereby appoints the Lender as the Borrower's attorney-in-fact in connection solely with enforcement of the

     Lender's rights under the Lock Box Agreement, (i) to endorse the name of the Borrower on any notes, acceptances, checks, drafts, money orders or other instruments for the payment of money or any security interest that may come into the Lender's possession; (ii) after an Event of Default exists, to sign the Borrower's name on any invoice or bill of lading relating to any of the Accounts, on drafts against Account Debtors, and notices to Account Debtors; and (iii) after an Event of Default exists, to receive, open and dispose of all mail addressed to the Borrower and received at the lock box established pursuant to subparagraph (a) hereof. This power, because it is coupled with an interest, is irrevocable during the term of this Agreement. The Lender is hereby authorized and empowered to accept the return of goods represented by any of the Accounts, without notice to or the consent of the Borrower and without discharging or in any way affecting the Borrower's liability hereunder. Except in case of its gross negligence or intentional misconduct, neither the Lender nor its appointee shall be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law.


                                      ARTICLE 3

                                       INTEREST

     SECTION 3.1 APPLICABLE INTEREST RATES. The Borrower shall have the option to elect to have any Segment bear interest at the Floating Rate or the LIBOR-Based Rate. For any period of time and for any Segment with respect to which the Borrower does not elect the LIBOR-Based Rate, such Segment shall bear interest at the Floating Rate. The Borrower's right to elect the LIBOR-Based Rate shall be subject to the following requirements: (a) each LIBOR-Based Rate Segment shall be in the amount of $1,000,000 or more and in an integral multiple of $100,000 thereafter, (b) each LIBOR-Based Rate Segment shall have a maturity selected by the Borrower of one, two or three months, (c) no more than three Segments may be outstanding at any time, and (d) no LIBOR-Based Rate Segment may have a maturity date later than the Termination Date.

     SECTION 3.2 PROCEDURE FOR EXERCISING INTEREST RATE OPTIONS. The Borrower may elect to have a particular interest rate apply to a Segment by notifying the Lender in writing (which may be by facsimile transmission) not later than 10:00 a.m., Birmingham, Alabama time, on the day on which a requested interest rate is to become applicable, except that, if the Segment is to bear interest at the LIBOR-Based Rate, the notice must be received by the Lender not later than 10:00 a.m. Birmingham, Alabama time, two Business Days before the day on which the requested interest rate is to become applicable. Any notice of interest rate election hereunder shall be irrevocable and shall be on a Request for Advances or Interest Rate Election form and shall set forth the following: (a) the amount of the Segment to which the requested interest rate will apply, (b) the date on which the selected interest rate will become applicable, (c) whether the interest rate selected is the Floating Rate or the LIBOR-Based Rate and (d) if the interest rate selected is the LIBOR-Based Rate, the maturity selected for the LIBOR-Based Rate Period. On the day that the Lender receives a notice hereunder requesting that the LIBOR-Based Rate be applicable, the Lender shall use its best efforts to notify the Borrower by telephone or by facsimile transmission of the Lender's estimate of the applicable LIBOR-Based Rate as early on that day or the next Business Day as may be practical in the circumstances. The Lender shall not be required to provide an estimate of the LIBOR-Based Rate on any day on which dealings in deposits in Dollars are not transacted in the London interbank market. If the Borrower does not immediately accept the LIBOR-Based Rate quoted by the Lender, the Lender may, in view of changing market conditions, revise the quoted LIBOR-Based Rate at any time. No LIBOR-Based Rate shall be effective until mutually agreed upon by the Borrower and the Lender. If the Lender and the Borrower attempt to agree on the LIBOR-Based Rate but fail so to agree, or if there is any uncertainty as to whether or not the Lender and the Borrower have agreed upon the LIBOR-Based Rate, interest shall accrue on the Segment for which the LIBOR-Based Rate has been selected at the then applicable Floating Rate.

     SECTION 3.3 FLOATING RATE. Each Segment subject to the Floating Rate shall bear interest from the date the Floating Rate becomes applicable thereto until payment in full, or until the LIBOR-Based Rate is selected by the Borrower and becomes applicable thereto, on the unpaid principal balance of such Segment on an Actual/360 Basis. Any change in the Floating Rate caused by a change in the Prime Rate or in the Federal Funds Effective Rate shall take effect on the effective date of such change in the Prime Rate designated by the Lender or in the Federal Funds Effective Rate, without notice to the Borrower and without any further action by the Lender. If an Event of Default exists, each Segment subject to the Floating Rate shall bear interest from the date of such Event of Default until payment in full at a per annum rate (computed on an Actual/360 Basis) equal to the Default Rate. Notwithstanding the foregoing, for the purpose of enabling the Lender to send periodic billing statements in advance of each interest payment date reflecting the amount of interest payable on such interest payment date, at the option of the Lender, the Prime Rate or the Federal Funds Effective Rate, as applicable, in effect 15 days prior to each interest payment date shall be deemed to be the Prime Rate or the Federal Funds Effective Rate, as applicable, as continuing in effect until the date prior to such interest payment date for purposes of computing the amount of interest payable on such interest payment date. If the Lender elects to use the Prime Rate or the Federal Funds Effective Rate, as applicable, 15 days prior to the interest payment date for billing purposes, and if the Prime Rate or the Federal Funds Effective Rate, as applicable, changes during such 15-day period, the difference between the amount of interest that in fact accrues during such period and the amount of interest actually paid will be added to or subtracted from, as the case may be, the interest otherwise payable in preparing the periodic billing statement for the next succeeding interest payment date. In determining the amount of interest payable at the Termination Date or upon full prepayment of the Obligations, all changes in the Prime Rate or the Federal Funds Effective Rate, as applicable, occurring on or prior to the day before the Termination Date or the date of such full prepayment shall be taken into account.

     SECTION 3.4 LIBOR-BASED RATE. Each LIBOR-Based Rate Segment shall bear interest from the date the LIBOR-Based Rate becomes applicable thereto until the end of the applicable LIBOR-Based Rate Period on the unpaid principal balance of such LIBOR-Based Rate Segment at the LIBOR-Based Rate on an Actual/360 Basis.
If an Event of Default exists, each LIBOR-Based Rate Segment shall bear interest from the date of such Event of Default until payment in full at a per annum rate (computed on an Actual/360 Basis) equal to two percent (2%) in excess of the LIBOR-Based Rate that would otherwise have been applicable.

     SECTION 3.5 TERMINATION OF LIBOR-BASED RATE; INCREASE IN LIBOR-BASED RATE; REDUCTION OF RETURN.

     (a) If at any time the Lender shall reasonably determine (which determination, if reasonable, shall be final, conclusive and binding upon all parties) that:

          (1) by reason of any changes arising after Closing Date affecting the London interbank market or affecting the position of the Lender in such market, adequate and fair means do not exist for ascertaining the LIBOR-Based Rate by reference to the LIBOR Quote with respect to a LIBOR-Based Rate Segment; or

          (2) the continuation by the Lender of LIBOR-Based Rate Segments at the LIBOR-Based Rate or the funding thereof in the London interbank market would be unlawful by reason of any law, governmental rule, regulation, guidelines or order; or

          (3) the continuation by the Lender of LIBOR-Based Rate Segments at the LIBOR-Based Rate or the funding thereof in the London interbank market would be impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the London interbank market;

then, and in any such event, the Lender shall on such date give notice (by telephone and confirmed in writing) to the Borrower of such determination. The obligation of the Lender to make or maintain LIBOR-Based Rate Segments so affected or to permit interest to be computed thereon at the LIBOR-Based Rate, as the case may be, shall be terminated, and interest shall thereafter be computed on the affected Segment or Segments at the then applicable Floating Rate.

     (b) It is the intention of the parties hereto that the LIBOR-Based Rate shall accurately reflect the cost to the Lender of maintaining any LIBOR-Based Rate Segment during the applicable LIBOR-Based Rate Period assuming the Bank purchases any such time deposits and obtains such funds comprising any LIBOR-Based Rate Segment. Accordingly, if by reason of any change after the date hereof in any applicable Governmental Requirement (or any interpretation thereof and including the introduction of any new Governmental Requirement), including any change in the LIBOR Reserve Requirement, the cost to the Lender of maintaining any LIBOR-Based Rate Segment or funding the same by means of a London interbank market time deposit, as the case may be, shall increase, the LIBOR-Based Rate applicable to such LIBOR-Based Rate Segment shall be adjusted as necessary to reflect such change in cost to the Lender, effective as of the date on which such change in any applicable Governmental Requirement becomes effective. Any amounts due under this Section 3.5(b) as a result of a change in the LIBOR Reserve Requirement shall only be payable by the Borrower to the extent the Lender incurs actual costs associated with any such change.

     (c) If the Lender shall have determined that the adoption after the Closing Date of any Governmental Requirement regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, as a consequence of the Lender's obligations under this Agreement or the Advances made by the Lender pursuant hereto to a level below that which the Lender or the Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's guidelines with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

     SECTION 3.6 COMPENSATION. The Borrower shall compensate the Lender for all reasonable losses, expenses and liabilities (including any interest paid by the Lender to lenders on funds borrowed by the Lender to make or carry any LIBOR-Based Rate Segment and any loss sustained by the Lender in connection with the re-employment of such funds), that the Lender may sustain: (a) if for any reason (other than a default by the Lender) following agreement between the Borrower and the Lender as to the LIBOR-Based Rate applicable to the LIBOR-Based Rate Segment the Borrower fails to accept such LIBOR-Based Rate Segment, (b) as a consequence of any unauthorized action taken or default by the Borrower in the repayment of any LIBOR-Based Rate Segment when required by the terms of this Agreement or (c) as a consequence of the prepayment of any LIBOR-Based Rate Segment pursuant to Section 2.4(b). A certificate as to the amount of any additional amounts payable pursuant to this section or Section 3.5(c) (setting forth in reasonable detail the basis for requesting such amounts) submitted by the Lender to the Borrower shall be conclusive, in the absence of manifest error. The Borrower shall pay to the Lender the amount shown as due on any such certificate delivered by the Lender within 30 days after the Borrower's receipt of the same.


                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender as follows:

     SECTION 4.1 FINANCIAL STATEMENTS. The Borrower's audited consolidated financial statements as at December 31, 1995 and the Borrower's unaudited consolidated financial statement as at September 30, 1996, copies of which have been previously submitted to the Lender, have been prepared in conformity with GAAP and present fairly in all material respects the financial condition of the Borrower as at such dates and the results of its operations for the periods then ended, subject (in the case of the September 30, 1996, financial statements) to year-end audit adjustments and omission of footnotes.

     SECTION 4.2 NON-EXISTENCE OF DEFAULTS. As of the Closing Date, it is not in default with respect to any material amount of its existing Debt. The making and performance of this Agreement and the Credit Documents, will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the provisions of the organizational documents or any other corporate document of the Borrower; (b) violate any laws; (c) result in a material default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its properties are bound; or (d) result in the creation or imposition of any Lien upon any of the Property of the Borrower except in favor of the Lender or Chase Manhattan Bank.

     SECTION 4.3 LITIGATION. Set forth on SCHEDULE 4.3 is a list of all material actions, suits, investigations or proceedings pending or, in the knowledge of the Borrower, threatened against the Borrower as of the Closing Date in which there is a reasonable probability of an adverse decision that would materially and adversely affect the Borrower, the Business, the Property, or the conditions, financial or otherwise, of the Borrower.

     SECTION 4.4 MATERIAL ADVERSE CHANGES. As of the Closing Date, the Borrower does not know of any material adverse change in the Business, or in the Borrower's assets, liabilities, properties, or condition, financial or otherwise, including changes in the Borrower's financial condition from September 30, 1996, through the Closing Date.

     SECTION 4.5 TITLE TO PROPERTY. The Borrower has good and marketable title to all of the Property, free and clear of any and all Liens, other than the Permitted Encumbrances.

     SECTION 4.6 CORPORATE STATUS. The Borrower is a duly organized Georgia corporation, in good standing, with perpetual corporate existence. The Borrower has the corporate power and authority to own its properties and to transact the Business in which it is engaged and presently proposes to engage. The Borrower has not done business under any other name, trade name or otherwise, within the five years immediately preceding the Closing Date except as set forth in
SCHEDULE 4.6.

     SECTION 4.7 CORPORATE POWER AND AUTHORITY. The Borrower has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of the Credit Documents and is duly qualified or registered to do business in every jurisdiction where the character of its properties or the nature of its activities makes such qualification or registration necessary, except to the extent it would not have a material adverse effect on the Borrower to so qualify or register. The Borrower has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents and the borrowing thereunder (including the obtaining of any consent of shareholders required by law or by the Borrower's Articles of Incorporation or Bylaws).

     SECTION 4.8 PLACE OF BUSINESS. As of the Closing Date, the primary place of business and chief executive office of the Borrower is at 535 Macon Road, McDonough, GA 30253. The Property is maintained as of the Closing Date solely at the locations listed in SCHEDULE 4.8, and all assets used in the Business are in such locations.

     SECTION 4.9 PLACE WHERE RECORDS MAINTAINED. As of the Closing Date the Borrower's records concerning the Property are kept at the chief executive office of the Borrower referenced above, or will be kept at such other place that the Borrower informs the Lender of in advance of relocation.

     SECTION 4.10 VALIDITY, BINDING NATURE AND ENFORCEABILITY OF THE CREDIT DOCUMENTS. The Credit Documents executed by the Borrower are the valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

     SECTION 4.11 TAXES. As of the Closing Date, the Borrower has (a) filed all federal and all material state and local tax returns and other reports that it is required by law to file prior to the Closing Date, (b) paid or cause to be paid all taxes, assessments and other governmental charges that are due and payable prior to the Closing Date, the failure of which to pay would have a material adverse effect on the Business, except those subject to a Permitted Contest, and (c) made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. The Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or charges.

     SECTION 4.12 COMPLIANCE WITH LAWS. As of the Closing Date, the Borrower has complied in all material respects with all applicable laws, including any Environmental Laws and any zoning laws, the failure of which to comply with would have a material adverse effect on the Borrower.

     SECTION 4.13 CONSENTS. As of the Closing Date, the Borrower has duly obtained all material consents, permits, licenses, approvals or authorization of, or effected the filing, registration or qualification with, any Governmental Authority that is required to be obtained or effected by the Borrower in connection with the Business or the execution and delivery of this Agreement and the other Credit Documents the failure of which to obtain or effect would have a material adverse effect on the Borrower.

     SECTION 4.14 PURPOSE. The proceeds of the Loan shall be used by the Borrower solely for capital expenditures and the working capital needs of the Borrower.

     SECTION 4.15 CONDITION OF THE BUSINESS. All material assets used in the conduct of the Business are in good operating condition and repair and are fully usable in the ordinary course thereof, reasonable wear and tear excepted.

     SECTION 4.16 LABOR CONTRACTS. As of the Closing Date, the Borrower is not a party to or bound by any collective bargaining agreements, nor are there any petitions to certify a collective bargaining organization or notices of intention to organize pursuant to the National Labor Relations Act, other than as described in SCHEDULE 4.16.

     SECTION 4.17  ERISA.  As of the Closing Date, except as set forth on
SCHEDULE 4.17, the Borrower has no employee benefit plans covered by Title IV of ERISA and no qualified or nonqualified retirement plans or deferred compensation plans.

     SECTION 4.18 PATENTS AND TRADEMARKS. As of the Closing Date, the Borrower owns no registered patents, trademarks or service marks, and has no pending registration applications with respect to patents, trademarks or service marks, in either case relating to the Business, other than those listed in the attached
SCHEDULE 4.18.

     SECTION 4.19 LOCATION OF PROPERTY. SCHEDULE 4.8 describes the locations where any of the Property is located or stored as of the date hereof.

     SECTION 4.20 REAL PROPERTY. As of the Closing Date, the Borrower does not own or lease any real property, except as set forth on SCHEDULE 4.20 attached hereto.

     SECTION 4.21 CAPITALIZATION. The Borrower has authorized and outstanding 1,000 shares of its capital stock, which are held beneficially and of record as follows:

          SHAREHOLDER                        NUMBER OF SHARES
          -----------                        ----------------

           Guarantor                              1,000


There are no outstanding subscriptions, options, rights, warrants, calls, commitments or agreements of any kind to issue, acquire or transfer any shares of capital stock of the Borrower or any securities convertible into any shares of such capital stock.

     SECTION 4.22  SUBSIDIARIES.  The Borrower has no Subsidiaries.

     SECTION 4.23 FEDERAL RESERVE BOARD REGULATIONS. The Borrower does not intend to use any part of the proceeds of the Credit, and has not incurred any indebtedness to be reduced, retired or purchased by it out of such proceeds, for the purpose of purchasing or carrying any Margin Stock, and it does not own and has no intention of acquiring any such Margin Stock.

     SECTION 4.24 INVESTMENT COMPANY ACT. The Borrower is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                                      ARTICLE 5

                                CONDITIONS OF LENDING

     The obligation of the Lender to lend hereunder is subject to the following conditions precedent:

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES. On and as of the Closing Date and any later date on which Credit is to be extended hereunder, and on the date the Borrower presents to the Lender each Request for Advance or Interest Rate Election form requesting an Advance, the representations and warranties set forth in Article 4 must be true and correct in all material respects with the same effect as though they had been made on and as of such date, except to the extent that they expressly relate to an earlier date.

     SECTION 5.2 NO DEFAULT. On and as of the Closing Date hereof and any later date on which Credit is to be extended hereunder and on the date the Borrower presents to the Lender each Request for Advance or Interest Rate Election form requesting an Advance, no Event of Default, nor any event that upon notice or lapse of time or both would constitute an Event of Default, may exist. The presentation by the Borrower of each Request for Advance or Interest Rate Election form requesting an Advance shall constitute representation and warranty by the Borrower to the Lender that no Event of Default exists.

     SECTION 5.3 AUTOMATIC REPRESENTATIONS AND WARRANTIES. The making of any request for an Advance shall constitute an automatic representation and warranty by the Borrower that the representations and warranties contained in Article 4 are true and correct in all material respects on and as of the date of such Advance.

     SECTION 5.4 REQUIRED ITEMS. On and as of the Closing Date and on and as of the date of each Advance and on the date the Borrower presents to the Lender each Request for Advance or Interest Rate Election form, the Lender must have received all financial statements (if any), reports and other items required as of that date under Article 2 and Article 6 of this Agreement.

     SECTION 5.5  SUPPORTING DOCUMENTS.

     (a)  The Lender shall have received on or before the Closing Date:

          (i) a copy of resolutions of the Board of Directors of the Borrower, certified as in full force and effect on the Closing Date by the Secretary of the Borrower, authorizing the execution, delivery and performance of the Credit Documents by the Borrower and authorizing designated officers of the Borrower to execute and deliver the Credit Documents and execute and deliver to the Lender Request for Advances or Interest Rate Election forms;

          (ii) a certificate of the Secretary of the Borrower, dated the Closing Date, certifying (A) that attached thereto are true, correct and accurate copies of Certificate of Incorporation and By-laws of the Borrower and
     (B) the incumbency and specimen signatures of the designated officers referred to clause (i) above;

          (iii) Opinions of Counsel to the Borrower, the Guarantor and the Sponsors in form and content acceptable to the Lender and its counsel as to the execution and delivery by the Borrower, the Guarantor and the Sponsors of the Credit Documents and other matters related thereto;

          (iv) a Pledge Agreement duly executed by the Guarantor granting to the Lender a first priority perfected security interest in all the outstanding capital stock of the Borrower, together with all stock powers, stock certificates, and financing statements related thereto;

          (v) other duly executed Security Documents granting to the Lender a first priority perfected security interest and Lien on all other assets, real or personal, then or thereafter owned by the Borrower;

          (vi) the Subordination Agreement duly executed by the Borrower and the Guarantor together with a copy of the MIG Note;

          (vii) the Make-Whole and Pledge Agreement duly executed by the Sponsors dated the Closing Date in favor of the Lender;

          (viii) the Intercreditor and Subordination Agreement duly executed by the Lender and The Chase Manhattan Bank dated the Closing Date;

          (ix) the deposit of $1,000,000 made by the Borrower into the Snapper Make-Whole Account;

          (x) the Lock Box Agreement duly executed by the Bank, the Lender and the Borrower;

          (xi) a copy of resolutions of the Board of Directors of the Guarantor, certified as in full force and effect on the Closing Date by the Secretary of Guarantor, authorizing the execution, delivery and performance by the Guarantor of the Credit Documents to which it is a party and authorizing designated officers of the Guarantor to execute and deliver such Credit Documents on behalf of the Guarantor;

          (xii) a certificate of the Secretary of the Guarantor, dated the Closing Date, certifying (A) that attached thereto are true, correct and accurate copies of the Certificate of Incorporation and By-laws of the Guarantor and (B) the incumbency and specimen signatures of the designated officers referred to in clause (xii) above;

          (xiii) the Guaranty Agreement duly executed by the Guarantor in favor of the Lender;

          (xiv) certificates of good standing with respect to the Borrower and the Guarantor from the appropriate Governmental Authorities in the jurisdictions under the laws of which each of them is incorporated or formed; and

          (xv) such additional supporting documents as the Lender or its counsel may reasonably request.

     (b) The Lender shall have received on or before the Closing Date the following additional documents:

          (i) a Phase I environmental audit with respect to the real property described on SCHEDULE 4.20 (the "Real Property") showing that there exist no material environmental problems with the Real Property;

          (ii) evidence satisfactory to the Lender that there has been no material pending or threatened litigation, bankruptcy or insolvency, injunction, order or claim pending with respect to the Borrower or any of them and that no material adverse change has occurred in the financial condition, business or prospects of the Borrower or any of them since the date of the financial statements referred to in Section 4.1;

          (iii) a title insurance commitment in an amount reasonably acceptable to the Lender with respect to the Real Property, issued by a title insurance company approved by the Lender and insuring the Lien of the Lender, under the deed to secure debt executed and delivered by the Borrower, and showing no exceptions other than Permitted Encumbrances;

          (iv) the subordinations and consents from the landlords where the Borrower has any Inventory located or consigned whereby each such party acknowledges the Lender's first-priority security interest in the Borrower's Inventory and other tangible personal property;

          (v) such additional supporting documents as the Agents, the Lenders or their counsel may reasonably request.

     (c) On or before the delivery to the Lender of any Security Document, the Borrower shall have delivered to the Lender, at the Borrower's expense, such title insurance commitments, environmental reports, surveys, UCC searches, financing statements, filing information, opinions of counsel and other information as shall be requested by the Lender in order to satisfy the Lender and its counsel as to the validity, legality, effectiveness, perfection, priority and enforceability of such Security Document. Within 60 days prior to November 26, 1997, the Borrower shall, at its expense, provide the Lender with an equipment appraisal, reasonably acceptable to the Lender.

     (d) All documents delivered to the Lender under this Section 5.5 shall be in form and substance reasonably satisfactory to the Lender and its counsel.


                                      ARTICLE 6

                                      COVENANTS

     The Borrower covenants and agrees that:

     SECTION 6.1 PAYMENT AND PERFORMANCE. The Borrower shall pay and perform all Obligations in full when and as due under the terms of the Credit Documents.

     SECTION 6.2  INSURANCE.

     (a) TYPE OF INSURANCE. The Borrower shall at all times cause the Business and the Property to be insured by reputable insurers of reasonable financial soundness and having an A. M. Best rating of A or better, with such policies, against such risks (including products liability) and in such amounts as are appropriate for reasonably prudent businesses in the Borrower's industry and of the Borrower's size and financial strength.

     (b) REQUIREMENTS AS TO INSURANCE POLICIES. The policies of insurance which the Borrower is required to carry pursuant to the provisions of
     Section 6.2(a) shall comply with the requirements listed below:

          (i) Each such policy shall provide that it may not be cancelled or allowed to lapse at the end of a policy period without at least 30 days' prior written notice to the Lender;

          (ii) Each liability and hazard insurance policy shall name the Lender as an additional insured; and

          (iii) Each insurance policy required under Section 6.2(a) shall contain a standard lender's loss payable clause in favor of the Lender. Such insurance policies shall also contain lender's loss payable endorsements satisfactory to the Lender providing, among other things, that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of the Borrower which might otherwise result in forfeiture of such insurance.

     (c) COLLECTION OF CLAIMS. The Borrower agrees that it shall promptly advise the Lender of any insured casualty in excess of $100,000 and, if such loss represents the destruction of any Property that causes the Borrowing Base to be exceeded, the Borrower agrees that the Lender may direct all insurance proceeds therefrom to be paid directly to the Lender, and hereby appoints the Lender its attorney-in-fact for such purpose.

     (d) BLANKET POLICIES. Any insurance required by this Section 6.2 may be supplied by means of a blanket or umbrella insurance policy.

     (e) DELIVERY OF POLICIES OR CERTIFICATE OF INSURANCE. The Borrower shall deliver to the Lender certificates of insurance issued by insurers to evidence that the insurance maintained by the Borrower complies with the requirements of this Section 6.2.

     SECTION 6.3 COLLECTION OF RECEIVABLES; SALE OF INVENTORY. The Borrower shall collect its Accounts and sell its Inventory only in the ordinary course of business, unless written permission to the contrary is obtained from the Lender.

     SECTION 6.4 NOTICE OF LITIGATION AND PROCEEDINGS. The Borrower shall give prompt notice to the Lender of (a) any litigation or proceeding (including fines and penalties of any public authority) in which it is a party in which there is a reasonable probability of an adverse decision that would require it to pay more than $500,000, or deliver assets the value of which exceeds $500,000, whether or not the claim is considered to be covered by insurance; (b) any class action litigation against it, regardless of size; and (c) the institution of any other suit or proceeding that could reasonably be likely to materially and adversely affect its operations, financial condition, property or the Business.

     SECTION 6.5 PAYMENT OF INDEBTEDNESS TO THIRD PERSONS. The Borrower shall pay, when due, all Debt due third persons, except when the amount thereof is subject to a Permitted Contest.

     SECTION 6.6 NOTICE OF CHANGE OF BUSINESS LOCATION. The Borrower shall notify the Lender: (a) 30 days in advance of any change in or discontinuation of the location of the Property, the Borrower's principal place of business, (b) 30 days in advance of the establishment of any new places of business relating to the Business, and (c) 2 days in advance of any change in or addition to the locations where the Borrower's Inventory or records are kept; provided, however, that Inventory shall be excluded from the Borrowing Base if it is moved to a new location and the Lender is not satisfied it has a valid perfected security interest in such Inventory.

     SECTION 6.7 PENSION PLANS. The Borrower shall (a) fund all of its defined benefit or defined contribution pension plans, if any, in accordance with, and in amounts not less than that required by, the minimum funding standards of
Section 302 of ERISA, as amended, (b) make available for inspection and copying by the Lender, all audit reports and Forms 5500, filed with the United States Department of Labor or the Internal Revenue Service with respect to all such plans promptly after filing, and any other related information as may be reasonably requested from time to time by the Lender, and (c) promptly advise the Lender of the occurrence of any reportable event or non-exempt prohibited transaction (as defined in ERISA) with respect to any such plan.

     SECTION 6.8 PAYMENT OF TAXES. The Borrower shall pay or cause to be paid when and as due, all taxes, assessments and charges or levies imposed upon it or on any of its property or that it is required to withhold and pay over to the taxing authority or that it must pay on its income, the failure of which to pay would have a material adverse effect on the Borrower, except where subject to a Permitted Contest.
The Borrower shall, however, pay or cause to be paid all such taxes, assessments, charges or levies immediately whenever foreclosure of any Lien that attaches on the Property or the Real Property appears imminent.

     SECTION 6.9 FURTHER ASSURANCES. The Borrower agrees to, execute such other and further documents, including confirmatory deeds, deeds to secure debt, promissory notes, security agreements, financing statements, continuation statements, certificates of title, and the like as may from time to time in the reasonable opinion of the Lender be necessary to perfect, confirm, establish, reestablish, continue, or complete the security interests, collateral assignments and liens in the Property, and the purposes and intentions of this Agreement.

     SECTION 6.10 ADVANCEMENTS. If the Borrower fails to (i) perform any of the affirmative covenants contained in Section 6.1, (ii) protect or preserve the Property or (iii) protect or preserve the status and priority of the Liens and security interest of the Lender in the Property, the Lender may make advances to perform those obligations. All sums so advanced shall immediately upon advancement be subject to the terms and provisions of this Agreement and all of the Credit Documents. Any provisions in this Agreement to the contrary notwithstanding, the authorizations contained in this Section 6.10 shall impose no duty or obligation on the Lender to perform any action or make any advancement on behalf of the Borrower and are for the sole benefit and protection of the Lender.

     SECTION 6.11 MAINTENANCE OF STATUS. The Borrower shall take all necessary steps to (i) preserve its existence as a corporation, (ii) preserve the Borrower's franchises and permits the loss of which would have a material adverse effect on the Business, and (iii) comply with all present and future material agreements to which the Borrower's is subject. The Borrower shall not change the nature of the Business during the term of this Agreement.

     SECTION 6.12 FINANCIAL STATEMENTS; REPORTING REQUIREMENTS; CERTIFICATION AS TO EVENTS OF DEFAULTS. During the term of this Agreement, the Borrower shall furnish copies of the following to the Lender:

     (a) within thirty (30) days of each month, the Borrower's monthly financial package, consisting of projections of the Borrowing Base for the next succeeding twelve month period, financial operating results summary, together with operating summaries for the Borrower for the month and year to date then ended, subject to year-end audit adjustments, and certified by the Chief Financial Officer of the Borrower to have been prepared in accordance with GAAP and to accurately reflect in all material respects the financial condition of the Borrower;

     (b) within 90 days of each fiscal year, annual financial statements for the Borrower as of the end of such fiscal year, consisting of a consolidated balance sheet, consolidated statement of operations, consolidated statements of cash flows and consolidated statement of stockholder's equity, in comparative form. The statements and balance sheet shall be consolidated with the financial statements of the Guarantor and the Guarantor's financial statements shall be audited by an independent firm of certified public accountants selected by the Guarantor and reasonably acceptable to the Lender (the Guarantor's present accounting firm, KPMG Peat Marwick is acceptable and any so-called "Big Six" accounting firm selected by the Guarantor shall be acceptable to the Lender), and certified by that firm of certified public accountants to have been prepared in accordance with GAAP. The certified public accountants shall render an unqualified opinion as to such statements and balance sheets; provided, however, if the opinion is qualified, the accountants shall provide a precise and full explanation of the reasons for any such qualification together with all papers upon which any such qualification is based. the Lender shall have the absolute and irrevocable right, from time to time, to discuss the affairs of the Borrower directly with the independent certified public accountant after prior notice to the Borrower and the reasonable opportunity of the Borrower to be present at any such discussions and a representative of the Guarantor shall have the right to be present during any such discussions;

     (c) within 45 days after the close of each fiscal quarter beginning with the fiscal quarter ending December 31, 1996, a certificate of the President, Chief Financial Officer, or Director of Taxes of the Borrower stating that he has reviewed the provisions of the Credit Documents and that a review of the activities of the Borrower during such quarter has been made by or under his supervision with a view to determining whether the Borrower has observed and performed all of the Borrower's obligations under the Credit Documents, and that, to the best of his knowledge, information and belief, the Borrower has observed and performed each and every undertaking contained in the Credit Documents and is not at the time in default in the observance or performance of any of the terms and conditions thereof or, if the Borrower shall be so in default, specifying all of such defaults and events of which he may have knowledge;

     (d) by January 3lst of each fiscal year, an operating plan for such fiscal year prepared for each month, including projected income statements, balance sheets, cash flow budgets, and capital expenditure budgets for each month supported by a narrative describing the assumptions upon which the plan is based;

     (e) within 15 days after the end of each month, financial statements similar to those referred to in Section 6.12(b) for such month and for the period beginning on the first day of the fiscal year and beginning on the last day of such month, unaudited but certified by the Chief Financial Officer of the Borrower;

     (f) on Monday of each week, a completed Borrowing Base Certificate in the form attached hereto as SCHEDULE E, certified by an Authorized Representative of the Borrower, together with (i) a detailed aged trial balance, in form and substance acceptable to the Lender, of all then-existing Accounts specifying the names, addresses, face value and dates of invoices for each Account Debtor obligated on an Account so listed, separated as to Eligible Accounts and Accounts which are not Eligible Accounts, and, upon demand, the original copy of all documents (including proof of shipment and delivery, sales journals, contracts, bills of lading, warehouse receipts, purchase orders, invoices, customer statements, repayment histories, completion certificates or other proof of the satisfactory performance of the services that gave rise to an Account, and present status reports) evidencing or relating to the Accounts so scheduled and such other matters and information relating to the then-existing Accounts as the Lender shall reasonably request and (ii) schedules of inventory; original orders; invoices; shipping documents; floorplan billing settlements and receivables; market and inventory listing containing model, serial number, location and parts inventory by location, the current status and value of the Inventory and weekly sales reports in form and detail reasonably satisfactory to the Lender. The statements shall be in the form and shall contain the information as is prescribed by the Lender. Other reporting shall be available upon request by the Lender, including inventory reporting showing the cost (determined on a "first-in, first-out" basis) and market value thereof;

     (g) promptly upon receipt thereof, copies of all final reports and final management letters (or excerpts of such reports or letters which include information about the Borrower) submitted to the Guarantor by independent accountants in connection with any annual or interim audit of the books of the Guarantor made by such accountants which relate solely to the Borrower;

     (h) copies of any and all reports, filings and other documentation delivered to the Securities and Exchange Commission, if any; and

     (i) any other statements, reports and other information as the Lender may reasonably request concerning the financial condition of the Borrower.

     SECTION 6.13 NOTICE OF EXISTENCE OF DEFAULT. The Borrower shall promptly notify the Lender of: (i) the existence of any known condition or event, which is or which will be with notice or the passage of time or both an Event of Default of (ii) the actual or threatened termination, suspension, lapse or relinquishment of any material license, authorization, permit or other right granted the Borrower or for the Borrower's benefit and used in the Business by any Governmental Authority material to the Business.

     SECTION 6.14 COMPLIANCE WITH LAWS. The Borrower shall comply in all material respects with all applicable laws, rules, regulations and orders the noncompliance with which would have a material adverse effect on the Borrower.

     SECTION 6.15 MAINTENANCE OF PROPERTY. The Borrower shall maintain the Property and every part thereof in good condition and repair. The Borrower shall not permit the value of the Property to be materially impaired. The Borrower shall defend the Property against all claims and legal proceedings by persons other than the Lender and Chase Manhattan Bank. The Borrower shall not transfer the Property from the premises where now located (other than

Inventory sold in the ordinary course of business, other Property transferred in the ordinary course of business or in accordance with Section 6.19 of this Agreement), or permit the Property to become a fixture or accession (unless so affixed on the Closing Date) to any goods which are not items of Property, without the prior written approval of the Lender. The Borrower shall not permit the Property to be used in violation of any applicable law, regulations, or policy of insurance. As to Property consisting of Instruments and Chattel Paper, the Borrower shall preserve rights in it against prior parties.

     SECTION 6.16 PROPERTY RECORDS AND STATEMENTS. The Borrower shall keep such accurate and complete books and records pertaining to the Property in such detail and form as the Lender reasonably requires.

     SECTION 6.17 INSPECTION OF PROPERTY. The Lender may examine the Property at any time, and from time to time. The Lender shall have full access to, and the right to audit, inspect and make abstracts and copies from the Borrower's books and records pertaining to the information included in the Borrowing Base Certificate or the Property, wherever located, at any time during reasonable business hours, and from time to time. The Borrower shall assist the Lender in so doing.

     SECTION 6.18 CHANGE OF NAME, ETC. The Borrower shall not change its name, or begin to trade under any assumed names or trade names in connection with the Business without thirty (30) days' prior written notice to the Lender, other than the trade name "Blackhawk" and "Lady Garden" of which the Lender is hereby given notice may be applied to certain products of the Borrower.

     SECTION 6.19 SALE OR TRANSFER OF ASSETS. Except as consented to in writing by the Lender, the Borrower shall not sell, transfer, lease (including sale-leaseback) or otherwise dispose of all or any material portion of its assets or merge with any person (whether or not the Borrower shall be the survivor of such merger); provided that the Borrower may sell or otherwise dispose of Property having an aggregate book value of not more than $500,000 in any fiscal year or an aggregate fair market value of not more than $250,000 in any fiscal year. This provision shall not apply to any sale if the proceeds of such sale pay the Obligations in full.

     SECTION 6.20 ACQUISITION OF STOCK OF THIRD PERSON. The Borrower shall not enter into any agreement, commitment letter or letter of intent to acquire any equity interest or stock in another business.

     SECTION 6.21 FALSE CERTIFICATES OR DOCUMENTS. The Borrower shall not furnish the Lender with any certificate or other document delivered pursuant to this Agreement that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

     SECTION 6.22 TRANSACTIONS WITH AFFILIATES. Without the prior written consent of the Lender, which shall not be unreasonably withheld, the Borrower shall not enter into any contracts, leases, sales or other transactions with any division or Affiliates on terms less favorable than could be obtained generally by the Borrower from a nonaffiliate or in the aggregate, would have a material adverse effect on the Property or on the Business.

     SECTION 6.23 DIVIDENDS. The Borrower shall not declare or pay any dividends or make any distributions upon any of its stock (including dividends and distributions payable only in shares of its stock) or directly or indirectly apply any of its assets to the redemption, retirement, purchase or other acquisition of its stock.

     SECTION 6.24 PAYMENTS ON MIG NOTE. The Borrower shall not make any payments to the Guarantor on the MIG Note, at any time (a) that an Event of Default exists or would result because of such payment, (b) that there would be less than $10,000,000 available to the Borrower under the terms of this Agreement immediately after giving effect to such payment, (c) in a single payment exceeding $3,000,000, (d) prior to January 1, 1998 and (e) more frequently than quarterly after January 1, 1998.

     SECTION 6.25 LOAN. The Borrower shall not make any loan to any Person, except for loans in anticipation of reasonable and normally reimbursable business expenses, trade credit extended in the ordinary course of Business and loans to employees in an aggregate principal amount not to exceed $300,000 at any one time outstanding.

     SECTION 6.26 USE OF CREDIT PROCEEDS. Not, directly or indirectly use any part of the proceeds of the Credit (a) for any purpose other than capital expenditures and general working capital needs or (b) without limiting the generality of the foregoing, for the purpose of purchasing or carrying any Margin Stock, or of reducing, retiring or purchasing any indebtedness incurred for such purpose; or take any other action that would involve a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued thereunder, including Regulation U or Regulation X of the Federal Reserve Board, in connection with the transactions contemplated hereby; provided, however, that nothing set forth in this Section 6.26 or elsewhere in this Agreement shall be construed as imposing any duty on the Lender to supervise the use or application of the Credit proceeds or any liability on the Lender to any person if the Credit proceeds are not used for the purposes set forth in this Agreement.

     SECTION 6.27 INDEBTEDNESS. The Borrower shall not incur, create, assume or permit to exist any Debt, other than the Obligations, Subordinated Debt, Debt existing on the Closing Date and reflected on the Borrower's financial statements, other Debt to the Lender, capitalized lease obligations in excess of $3,000,000 and purchase money obligations allowed under Permitted Encumbrances.

     SECTION 6.28 GUARANTIES. The Borrower shall not guarantee, endorse, become surety for or otherwise in any way become or be responsible for the indebtedness or obligations of any other person, whether by agreement to purchase the indebtedness, liabilities or obligations of any other person, or agreement for the furnishing of funds to any other person (directly or indirectly, through the purchase of goods, supplies or services or by way of stock purchase, capital contribution, working capital maintenance agreement, advance or loan) or for the purpose of paying or discharging the indebtedness or obligations of any other person, or otherwise, except for the endorsement of negotiable instruments in the ordinary course of business for collection.

     SECTION 6.29 INVESTMENTS, ETC. The Borrower shall not purchase or hold beneficially any stock, other securities or evidences of indebtedness of or make any investment or acquire any interest whatsoever in, any other person; provided, however, that it may invest in Permitted Investments.

     SECTION 6.30 SALE OF RECEIVABLES. The Borrower shall not sell, assign or discount, or grant or permit any Lien (other than Permitted Encumbrances) on any of its accounts receivable or any promissory note held by it, with or without recourse, other than the discount of such notes in the ordinary course of business for collection.

     SECTION 6.31  SOLVENCY.  The Borrower shall continue to be Solvent.

     SECTION 6.32 LEASE OBLIGATIONS. Except for existing leases (and all renewals, extensions and replacements thereof), the Borrower shall not incur, create, permit to exist or assume any commitment to make any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of property of any other person, if immediately thereafter the aggregate of such payments to be made by it would exceed $500,000 in any consecutive twelve-month period.

     SECTION 6.33 FINANCIAL COVENANTS. The Borrower will at all times maintain as of the last day of each month as set forth below:

     (a) a Tangible Net Worth plus Subordinated Debt in the combined amount of not less than the amount set forth below;

     (b)  an EBITDA of not less than the amount set forth below;


                     (a)                                            (b)
            Tangible Net Worth                                    Minimum
Date      plus Subordinated Debt        Date                      EBITDA
----      ----------------------        ----                     --------
                                        12 Months Ended
12/31/96          33,500                12/31/96                  (10,000)


                                        3 Months Ended
3/31/97            32,500               3/31/97                     3,750

                                        6 Months Ended
6/30/97            32,500               6/30/97                    13,000

                                        9 Months Ended
9/30/97            32,500               9/30/97                    14,000

                                        12 Months Ended
12/31/97          32,500                12/31/97                   14,000

                                        Rolling
                                        12 Months Ended
3/31/98            37,500               3/31/98                    20,000

                                        Rolling
                                        12 Months Ended
6/30/98            40,000               6/30/98                    25,000

                                        Rolling
                                        12 Months Ended
9/30/98            42,500               9/30/98                    27,500


For purposes of this Section 6.33: (i) "Tangible Net Worth" means the book value of the Borrower's assets less liabilities, excluding from such assets all Intangibles; (ii) "INTANGIBLES" means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, employees, stockholders and affiliates; non-trade accounts receivable and other unidentified accounts receivable; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as the Lender may from time to time determine in the Lender's reasonable discretion; (iii) "EBITDA" shall mean, for any period of determination, the consolidated net income of the Borrower before provision for income taxes, Interest Expense, depreciation and amortization (including implicit interest expense on capitalized leases), all as determined in accordance with GAAP, excluding therefrom (to the extent included): (a) non-operating gains (including extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; (b) net earnings of any business entity in which the Borrower has an ownership interest unless such net earnings shall have actually been received by the Borrower in the form of cash distributions; (c) the earnings of any Person to which any assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (d) any gain arising from the acquisition of any securities of the Borrower; (e) non-operating losses arising from the sale of capital assets during such period; and (f) extraordinary charges of up to an aggregate, in each of 1996 and 1997 only, of $7,000,000 relating to the effect of Inventory repurchased from distributors on gross margin. The foregoing terms will be determined in accordance with GAAP, and, if applicable, on a consolidated basis; (iv) "INTEREST EXPENSE" shall mean interest payable on Debt during the period in question.

     SECTION 6.34 ERISA COMPLIANCE. Neither the Borrower nor any member of the Controlled Group nor any Plan of any of them will:

     (a) engage in any "prohibited transaction" (as such term is defined in Section 406 or Section 2003 (a) of ERISA) which is not subject to a legal exemption;

     (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived;

     (c) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any property of the Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; or

     (d)  violate state or federal securities laws applicable to any Plan.

     SECTION 6.35 FISCAL YEAR. The Borrower shall not change its fiscal year-end without sixty days prior written notice to the Lender.


                                      ARTICLE 7

                                  EVENTS OF DEFAULT

     SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (an "Event of Default") under this Agreement (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any Governmental Requirement):

     (a) any representation or warranty made in this Agreement or in any of the other Credit Documents shall prove to be false or misleading in any material respect as of the time made; or

     (b) any certificate, financial statement or other instrument furnished pursuant to this Agreement or any of the other Credit Documents, shall prove to be false or misleading in any material respect as of the time furnished; or

     (c) default shall be made in the payment when due of any of the Obligations, and such default shall continue unremedied for five (5) days; or

     (d) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms of Sections 6.19, 6.20, 6.21, 6.23, 6.24, 6.25, 6.27, 6.28, 6.29, 6.30, 6.31, 6.32, 6.33, 6.34 and 6.35 hereof; or

     (e) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms of this Agreement (other than any covenant, condition or agreement, default in the observance or performance of which is elsewhere in this Section 7.1 specifically dealt with) and such default shall continue unremedied until the first to occur of (1) the date that is thirty (30) days after written notice by the Lender to the Borrower or
(2) the date that is thirty (30) days after the Borrower first obtains knowledge thereof; or

     (f) any default or event of default, as therein defined, shall occur under any of the other Credit Documents (after giving effect to any applicable notice, grace or cure period specified therein); or

     (g) default shall be made with respect to any Debt (other than the Obligations) of any Obligor in a principal amount in excess of $2,000,000, if the effect of such default is to accelerate the maturity of such Debt or to permit the holder thereof to cause such Debt to become due prior to its stated maturity, or any such Debt shall not be paid when due (after giving effect to any applicable notice, grace or cure periods); or

     (h) any Obligor shall (1) apply for or consent to the appointment of a receiver, trustee, liquidator or other custodian of such Obligor or any of such Obligor's properties or assets, (2) fail or admit in writing such Obligor's inability to pay such Obligor's debts generally as they become due, (3) make a general assignment for the benefit of creditors, (4) suffer or permit an order for relief to be entered against such Obligor in any proceeding under the federal Bankruptcy Code, or (5) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against such Obligor in any proceeding under any such law or statute, or if corporate action shall be taken by any Obligor for the purpose of effecting any of the foregoing; or

     (i) a petition shall be filed, without the application, approval or consent of any Obligor in any court of competent jurisdiction, seeking bankruptcy, reorganization, rearrangement, dissolution or liquidation of such Obligor or of all or a substantial part of the properties or assets of such Obligor, or seeking any other relief under any law or statute of the type referred to in Section 7.1(h)(5) against such Obligor, or the appointment of a receiver, trustee, liquidator or other custodian of such Obligor or of all or a substantial part of the properties or assets of such Obligor, and such petition shall not have been stayed or dismissed within 60 days after the filing thereof; or

     (j) any Obligor shall be dissolved or liquidated, if an entity, or cease to be Solvent or suspend business; or

     (k) a Change in Control shall occur; for purposes hereof, a "Change in Control" shall mean (1) a change of ownership of the Borrower that results in the Guarantor not owning at least 80% of all the outstanding stock of the Borrower, (2) a change of ownership of the Guarantor that results in (A) the Sponsors not having beneficial ownership or common voting power of at least 15% of the common voting power of the Guarantor, (B) any "person" (as such term is defined in 13(d) and 14(d) of the Securities and Exchange Act of 1934) having more common voting power than the Sponsors or (C) any person other than the Sponsors for any reason obtaining the right to appoint a majority of the board of directors of the Guarantor; or

     (l) an Estate Default shall occur; for purposes hereof an "Estate Default" shall mean (1) a failure by the estate Sponsor of either within ninety (90) days of the death of either Sponsor, or a failure by a conservator, committee or guardian (a "conservator") for the assets of either Sponsor within ninety (90) days of the appointment of any such conservator, (A) to duly allow and assume, or otherwise confirm, a creditor's claim filed against the estate or the conservator in accordance with applicable law relating to the obligations of such Sponsor under the Make-Whole and Pledge Agreement (which, in the case of the death of either Sponsor, shall, if required by applicable law, be evidenced by a creditor's claim filed against the estate in accordance with applicable law) and (B) to agree for the benefit of the Lender to maintain (unless the Lender is furnished with cash collateral), a letter of credit or other collateral acceptable to the Lender in an amount equal to the estate's maximum exposure under the Make-Whole and Pledge Agreement (assuming an Event of Default thereunder and an acceleration of the Obligations hereunder at a time when the Loan was fully drawn) the net worth of the estate (disregarding the separate status of the Borrower) of at least $1,000,000,000 and not to make any beneficial distribution from the estate that would cause its net worth to be less than such amount and (C) to provide a legal opinion (in form and substance, and from counsel, reasonably satisfactory to the Lender) regarding such allowance and assumption or confirmation and such agreement or (2) any rejection, or attempt at rejection, by the estate of either Sponsor or a conservator for either Sponsor's assets of his obligations under the Make-Whole and Pledge Agreement or the taking of any action or the filing of any motion by such estate or conservator that could reasonably be expected to materially adversely affect or impede the enforceability of such obligation; or

     (m) the Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA), having aggregate benefit commitments or vested liabilities in excess of assets by an amount in excess of $2,000,000 shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing, or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans and such default, if capable of cure, continues for thirty (30) calendar days after notice of such default to the Borrower from the Lender; or

     (n) any writ of execution, attachment or garnishment shall be issued against the assets of any Obligor, the fair market value of which assets are in excess of $2,000,000, and such writ of execution, attachment or garnishment shall not be dismissed, discharged, bonded off or quashed within 90 days of issuance; or

     (o) any final judgment for the payment of money in the amount of $250,000 or more shall be rendered against the Borrower or any such judgment in the amount of $1,000,000 or more shall be rendered against the Guarantor or either of the Sponsors and in either case such judgment shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

     (p) any guarantor of any of the Obligations shall default in the due observance or performance of any covenant, condition or agreement on such guarantor's part to be observed or performed under such guarantor's guaranty agreement (after giving effect to any applicable notice, grace or cure period specified therein) or shall terminate or attempt to terminate such guarantor's guaranty agreement.

     SECTION 7.2 LENDER'S REMEDIES ON DEFAULT. If an Event of Default exists, or any event exists that upon notice or lapse of time or both would constitute an Event of Default, the Lender shall have no obligation to extend any further Credit hereunder. If an Event of Default exists under Section 7.1(h) or 7.1(i), all of the Obligations shall automatically become immediately due and payable. If any other Event of Default exists, the Lender may, by written notice to the Borrower, declare any or all of the Obligations to be immediately due and payable, whereupon they shall become immediately due and payable. Any such acceleration (whether automatic or upon notice) shall be effective without presentment, demand, protest or other action of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Credit Documents to the contrary notwithstanding. If an Event of Default exists, the Lender may exercise any of its rights and remedies on default under the Credit Documents or applicable law, including the right to make withdrawals from the Make-Whole Accounts (as defined in the Make-Whole and Pledge Agreement).


                                      ARTICLE 8

                                    MISCELLANEOUS

     SECTION 8.1  NOTICES.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement or the other Credit Documents to be made upon, given or furnished to, or filed with, the Borrower or the Lender must (except as otherwise provided in this Agreement or the other Credit Documents) be in writing and be delivered by one of the following means:
(1) by personal delivery at the hand delivery address specified below, (2) by first-class, registered or certified mail, postage prepaid and addressed as specified below, or (3) if facsimile transmission facilities for such party are identified below or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified below or in such notice.

     (b) The hand delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents by such parties are as follows:

BORROWER


     By hand             Snapper, Inc.
     or mail:            535 Macon Road
                         McDonough, Georgia 30253
                         Attention:  Robin Knight/Paul Kiel

     By facsimile:       (770) 914-4271
                         Attention: Robin Knight/Paul Kiel

     With a copy to the  c/o One Meadowlands Plaza
     Guarantor and the   East Rutherford, New Jersey 07076
     Sponsors:           Attention: Arnold L. Wadler, Esq.

     By facsimile:       (201) 531-2803
                         Attention:  Arnold L. Wadler, Esq.

     And to:             Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019
                         Attention: James M. Dubin, Esq.

     By facsimile:       (212) 757-3990
                         Attention:  James M. Dubin, Esq.


LENDER:

     By hand:            AmSouth Bank of Alabama
                         7th Floor, AmSouth-Sonat Tower
                         1900 5th Avenue North
                         Birmingham, Alabama 35203
                         Attention:  Samuel M. Tortorici


     By mail:            AmSouth Bank of Alabama
                         P.O. Box 11007
                         Birmingham, Alabama  35288
                         Attention:  Samuel M. Tortorici


     By facsimile:       (205) 801-0157
                         Attention:  Samuel M. Tortorici

     With a copy to:     J. Kris Lowry
                         Maynard, Cooper & Gale, P.C.
                         1901 Sixth Avenue North
                         2400 AmSouth/Harbert Plaza
                         Birmingham, Alabama 35203-2602


     By facsimile:       (205) 254-1999

Any of such parties may change the address or facsimile transmission notice for receiving any such notice or other document by giving notice of the change to the other parties named in this Section 8.1.

     (c) Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not a natural person, to an officer, director, partner, member or other legal representative of the party) at the address or number specified pursuant to this
Section 8.1, or, if sent by mail, three Business Days after such notice or document is deposited in the United States mail, addressed as provided above.

     (d) Five Business Days' written notice to the Borrower as provided above shall constitute reasonable notification to the Borrower when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five Business Days' notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

     SECTION 8.2 EXPENSES. The Borrower shall promptly on demand pay all costs and expenses, including the fees and disbursements of counsel to the Lender, reasonably incurred by the Lender in connection with (a) the extension of the Credit and the administration or collection of the Obligations, (b) the negotiation, preparation and review of the Credit Documents (whether or not the transactions contemplated by this Agreement shall be consummated), (c) the enforcement of any of the Credit Documents, (d) the custody and preservation of the Property, (e) the protection or perfection of the Lender's rights and interests under the Security Documents in the Property, (f) the filing or recording of the Security Documents or any related financing, continuation or termination statements, or similar documents (including any stamp, documentary, mortgage, recording and similar taxes and fees), (g) the exercise by or on behalf of the Lender of any of its rights, powers or remedies under the Credit Documents, (h) the compliance by the Lender with any Governmental Requirements with respect to any of the Credit Documents, any of the Property or any of the Obligations, and (i) the successful prosecution or defense of any action or proceeding by or against the Lender, the Borrower, any Obligor, or any one or more of them, concerning any matter related to this Agreement or any of the other Credit Documents, any of the Property or any of the Obligations. All such amounts shall bear interest from the date demand is made at the Default Rate and shall be included in the Obligations secured by the Security Documents. The Borrower's obligations under this Section 8.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     SECTION 8.3 INDEPENDENT OBLIGATIONS. The Borrower agrees that each of the obligations of the Borrower to the Lender under this Agreement may be enforced against the Borrower without the necessity of joining any other Obligor, any other holders of Liens in any Property or any other person, as a party.

     SECTION 8.4 SUCCESSORS AND ASSIGNS. Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, except that neither the Borrower nor the Lender may assign or transfer this Agreement without the prior written consent of the other party; and all covenants and agreements of the Borrower contained in this Agreement shall bind the Borrower's successors and assigns and shall inure to the benefit of the successors and assigns of the Lender.

     SECTION 8.5 GOVERNING LAW. This Agreement and the other Credit Documents shall be construed in accordance with and governed by Title 9 of the U.S. Code and the internal laws of the State of Alabama (without regard to conflict of law principles) except as required by mandatory provisions of law and except to the extent that the validity and perfection of the Liens on the Property are governed by the laws of any jurisdiction other than the State of Alabama.

     SECTION 8.6 DATE OF AGREEMENT. The date of this Agreement is intended as a date for the convenient identification of this Agreement and is not intended to indicate that this Agreement was executed and delivered on that date.

     SECTION 8.7 SEPARABILITY CLAUSE. If any provision of the Credit Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

     SECTION 8.9 NO ORAL AGREEMENTS. This Agreement is the final expression of the agreement between the parties hereto, and this Agreement may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Agreement and the other Credit Documents, and there is no unwritten oral agreement between the parties hereto in existence.

     SECTION 8.10 WAIVER AND ELECTION. The exercise by the Lender of any option given under this Agreement shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Lender in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of the Credit Documents, nor consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by an authorized representative of the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. NO SUCH WRITTEN AMENDMENT, MODIFICATION OR SUPPLEMENT THAT WOULD (A) INCREASE THE PRINCIPAL AMOUNT OF OR RATE OF INTEREST ON THE OBLIGATIONS, (B) INCREASE THE RATE OF ANY FEE PAYABLE UNDER SECTION 2.6(B) OR
(C) OF THIS AGREEMENT, (C) EXCEPT AS MAY BE OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, RELEASE ALL OR SUBSTANTIALLY ALL OF THE PROPERTY, OR (D) WAIVE AN EVENT OF DEFAULT UNDER ANY CREDIT DOCUMENT SHALL BE EFFECTIVE BETWEEN THE PARTIES THERETO UNLESS CONSENTED TO IN WRITING BY THE GUARANTOR AND THE SPONSORS.

     SECTION 8.11 NO OBLIGATIONS OF LENDER; INDEMNIFICATION. The Lender does not by virtue of this Agreement or any of the transactions contemplated by the Credit Documents assume any duties, liabilities or obligations with respect to any property now or hereafter granted to it as collateral for any of the Obligations unless expressly assumed by the Lender under a separate agreement in writing, and the Credit Documents shall not be deemed to confer on the Lender any duties or obligations that would make the Lender directly or derivatively liable for any person's negligent, reckless or wilful conduct. The Borrower agrees to indemnify and hold the Lender harmless against and with respect to any damage, claim, action, loss, cost, expense, liability, penalty or interest (including attorney's fees) and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments directly or indirectly resulting from, occurring in connection with, or arising out of: (a) any inaccurate representation made by the Borrower or any Obligor in this Agreement or any other Credit Document; and (b) any breach of any of the warranties or obligations of the Borrower or any Obligor under this Agreement or any other Credit Document. The provisions of this Section 8.11 shall survive the payment of the Obligations in full and the termination of this Agreement and the other Credit Documents, and the satisfaction, release (in whole or in part) and foreclosure of the Security Documents.

     SECTION 8.12 SET-OFF. While any Event of Default exists, the Lender is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The rights of the Lender under this Section 8.12 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker's lien) that the Lender may have.

     SECTION 8.13 PARTICIPATION. The Borrower understands that the Lender may, with the Borrower's consent, from time to time enter into a participation agreement or agreements with one or more participants pursuant to which each such participant shall be given a participation in the Credit and that any such participant may from time to time similarly grant to one or more subparticipants subparticipations in the Credit. The Borrower agrees that any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to the Borrower, as fully as if such participant or subparticipant had made a loan directly to the Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Credit. For the purposes of this Section 8.13 only, the Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the Credit and any other Obligations. Nothing contained in this Section 8.13 shall affect the Lender's right of set-off (under Section 8.12 or applicable law) with respect to the entire amount of the Obligations, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by it from the Borrower or any other person under any provision of this Agreement or otherwise.

     SECTION 8.14  SUBMISSION TO JURISDICTION.  The Borrower irrevocably
(a) acknowledges that this Agreement will be accepted by the Lender and performed by the Borrower in the State of Alabama;(b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Agreement (to enforce the arbitration provisions hereof or, if the arbitration provisions are found to be unenforceable, to determine any issues arising out of or relating to this Agreement) or any of the other Credit Documents (individually, an "Agreement Action");(c) waives, to the fullest extent permitted by law, any objection or defense that the Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts;(d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Borrower and may be enforced in any other court to the jurisdiction of which the Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on the Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower at the Borrower's address designated in or pursuant to Section 8.1;(f) agrees that service in accordance with Section 8.14(e) shall in every respect be effective and binding on the Borrower to the same extent as though served on the Borrower in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO THE BORROWER THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT THE BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE BORROWER THAT THE BORROWER MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS. Nothing in this Section 8.14 shall limit or restrict the Lender's right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

     SECTION 8.15 USURY LAWS. Any provision of this Agreement or any of the other Credit Documents to the contrary notwithstanding, the Borrower and the Lender agree that they do not intend for the interest or other consideration provided for in this Agreement and the other Credit Documents to be greater than the maximum amount permitted by applicable law. Regardless of any provision in this Agreement or any of the other Credit Documents, the Lender shall not be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the maximum rate of interest permitted to be charged under applicable law until such time, if any, as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. If the Lender shall receive, collect or apply any amount in excess of the then maximum rate of interest, the amount that would be excessive interest shall be applied first to the reduction of the principal amount of the Obligations then outstanding in the inverse order of maturity, and second, if such principal amount is paid in full, any excess shall forthwith be returned to the Borrower. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law,
(a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof,
(c) consider all the Obligations as one general obligation of the Borrower, and
(d) "spread" the total amount of the interest throughout the entire term of the Note so that the interest rate is uniform throughout the entire term of the Note.

     SECTION 8.16 ARBITRATION; DISPUTE RESOLUTION; PRESERVATION OF FORECLOSURE REMEDIES

     (a) The Borrower represents to the Lender that its business and affairs constitute substantial interstate commerce and that it contemplates using the proceeds of the Note in substantial interstate commerce. Except as otherwise specifically set forth below, any action, dispute, claim, counterclaim or controversy ("Dispute" or "Disputes"), between or among the Lender, the Borrower or any other Obligor, including any claim based on or arising from an alleged tort, shall be resolved by arbitration as set forth below. As used herein, Disputes shall include all actions, disputes, claims, counterclaims or controversies arising in connection with the Note, any extension of or commitment to extend Credit by the Lender, any collection of any indebtedness owed to the Lender, any security or collateral given to the Lender, any action taken (or any omission to take any action) in connection with any of the foregoing, any past, present and future agreement between or among the Lender, the Borrower or any other Obligor (including the Note and any Credit Document), and any past, present or future transactions between or among the Lender, the Borrower or any other Obligor. Without limiting the generality of the foregoing, Disputes shall include actions commonly referred to as lender liability actions.

     (b) All Disputes shall be resolved by binding arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Defenses based on statutes of limitation, estoppel, waiver, laches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding, and the commencement of an arbitration proceeding with respect to this Agreement shall be deemed the commencement of an action for such purposes.

     (c) Notwithstanding the foregoing, the Borrower and each other Obligor agrees that the Lender shall have the option, but not the obligation, to submit to and pursue in a court of law any claim against the Borrower or any other Obligor for a debt due. The Borrower and each other Obligor agrees that, if the Lender pursues such a claim in a court of law,(1) failure of the Lender to assert any additional claim in such proceeding shall not be deemed a waiver of, or estoppel to pursue, such claim as a claim or counterclaim in arbitration as set forth above, and (2) the institution or maintenance of a judicial action hereunder shall not constitute a waiver of the right of any party to submit any other action, dispute, claim or controversy as described above, even though arising out of the same transaction or occurrence, to binding arbitration as set forth herein. If the Borrower asserts a claim against the Lender in arbitration or otherwise during the pendency of a claim brought by the Lender in a court of law, the court action shall be stayed and the parties shall submit to arbitration all claims.

     (d) No provision of, nor the exercise of any rights under this Section, shall limit the right of any party (1) to foreclose against any real or personal property collateral by exercise of a power of sale under any Credit Document, or by exercise of any rights of foreclosure or of sale under applicable law,(2) to exercise self-help remedies such as set-off, or (3) to obtain provisional or ancillary remedies such as injunctive relief, attachment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff in such an action, to submit the Dispute to arbitration or, in the case of actions on a debt, to judicial resolution.

     (e) Whenever an arbitration is required hereunder, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the AAA. The AAA shall designate a panel of 10 potential arbitrators knowledgeable in the subject matter of the Dispute. Each of the Lender and the Obligor shall designate, within 30 days of the receipt of the list of potential arbitrators, one of the potential arbitrators to serve, and the two arbitrators so designated shall select a third arbitrator from the eight remaining potential arbitrators. The panel of three arbitrators shall determine the resolution of the Dispute.

     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be dated November 26, 1996 and to be duly executed and delivered.

                              SNAPPER, INC.


                              By
                                   ---------------------------------------
                                   Its
                                        ----------------------------------

                              AMSOUTH BANK OF ALABAMA


                              By
                                   ---------------------------------------
                                        Its Senior Vice President

                                  LIST OF SCHEDULES


     Schedule
        A      Credit Documents
        B      Eligible Adjusted Equipment Value
        C      Permitted Encumbrances
        D      Request for Advances or Interest Rate Election
        E      Borrowing Base Certificate
        F      Extended Terms
        G      Thirty Day Terms
       4.3     Litigation
       4.6     Trade Names
       4.8     Locations of Personal Property
       4.16    Labor Contracts
       4.17    ERISA
       4.18    Patents, Trademarks and Copyrights
       4.20    Real Property

                                      SCHEDULE A

                                   CREDIT DOCUMENTS


     The "CREDIT DOCUMENTS" referred to in this Agreement include the following:

     (a) Credit Agreement dated November 26, 1996 executed by the Borrower and the Lender.

     (b) Promissory Note dated November 26, 1996 in the principal amount of Fifty-five Million and No/100 Dollars ($55,000,000.00) executed by the Borrower in favor of the Lender (the "Note"), which evidences the loan made by the Lender to the Borrower and has a final maturity date of January 1, 1999.

     (c) Environmental Indemnity Agreement dated November 26, 1996 executed by the Borrower and Metromedia International Group, Inc. in favor of the Lender.

     (d) Security Agreement (General) dated November 26, 1996 executed by the Borrower in favor of the Lender.

     (e) Guaranty Agreement dated November 26, 1996 executed by Metromedia International Group, Inc. in favor of the Lender.

     (f) Pledge Agreement dated November 26, 1996 executed by Metromedia International Group, Inc. in favor of the Lender.

     (g) Make-Whole and Pledge Agreement dated November 26, 1996 executed by John W. Kluge and Stuart Subotnick in favor of the Lender.

     (h) Deed to Secure Debt dated November 26, 1996 executed by the Borrower in favor of the Lender.

                                      SCHEDULE B

                          ELIGIBLE ADJUSTED EQUIPMENT VALUE


                APPLICABLE PERIOD                    EQUIPMENT VALUE
                      12/96                             $8,158,000
                       1/97                              8,158,000
                       2/97                              7,991,000
                       3/97                              7,825,000
                       4/97                              7,658,000
                       5/97                              7,492,000
                       6/97                              7,325,000
                       7/97                              7,159,000
                       8/97                              6,992,000
                       9/97                              6,826,000
                      10/97                              6,659,000
                      11/97                              6,493,000
                 12/97 until the                Values to be based upon a
               Termination Date                 new equipment appraisal to be
                                                provided by the Borrower to the
                                                Lender after the Lender
                                                applying the assumed
                                                depreciation percentage of 2%

                                      SCHEDULE C

                                PERMITTED ENCUMBRANCES




JURISDICTION         STATE UCC               SECURED PARTY   COLLATERAL
-------------------------------------------------------------------------------
Henry County Clerk
of Superior Court     GA   UCC-193-845       AT&T Systems    Specific equipment
-------------------------------------------------------------------------------
Henry County Clerk   GA    UCC-193-790       Wrenn Handling  Specific equipment
of Superior Court                                            under lease
-------------------------------------------------------------------------------
Henry County Clerk   GA    UCC-194-106       AT&T Systems    Specific equipment
of Superior Court                                            under lease
-------------------------------------------------------------------------------
Henry County Clerk   GA    UCC-194-1095      GE Capital      Specific equipment
of Superior Court                                            under lease
-------------------------------------------------------------------------------
Henry County Clerk   GA    UCC-1075-95-468   StorageTek      Specific equipment
of Superior Court                            Distributed     under lease
-------------------------------------------------------------------------------
Henry County Clerk   GA    UCC-1075-95-683   StorageTek      Specific equipment
of Superior Court                            Distributed     under lease
-------------------------------------------------------------------------------
Henry County Clerk   GA    UCC-1075-96-565   AT&T Systems    Specific equipment
of Superior Court                            Leasing         under lease
-------------------------------------------------------------------------------
Henry County Clerk   GA    UCC-1075-96-1248  Leasetec        Specific equipment
of Superior Court                            Corporation     under lease
-------------------------------------------------------------------------------

                                      SCHEDULE D

                    REQUEST FOR ADVANCES OR INTEREST RATE ELECTION

     Under the Credit Agreement dated November 26, 1996 (the "Credit Agreement") entered into by SNAPPER, INC., a Georgia corporation, (the "Borrower"), and AMSOUTH BANK OF ALABAMA, an Alabama banking corporation:

                                 REQUEST FOR ADVANCES

     Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby requests Advances as follows:

          (a)  Aggregate amount of Advances -
               $_______________.

          (b)  Date as of which the Advances are to be made -
               _________________, 199__.


          (c) The following interest rate information is provided with respect to the Segment represented by the Advances:

               (i) the interest rate shall be [the Floating Rate] [the LIBOR-Based Rate] (circle one).

               (ii) If the LIBOR-Based Rate is selected, the maturity selected for the LIBOR-Based Rate Period is [one month] [two months] [three months] (circle one, if applicable).


                                INTEREST RATE ELECTION

     Pursuant to Section 3.2 of the Credit Agreement, the Borrower makes the following interest rate election with respect to the Segment in the principal amount of $______________ that matures on ____________________.

          (a) The amount of the Segment to which the requested interest rate will apply - $__________.

          (b) The date on which the selected interest rate will become applicable - _______________.

          (c) The interest rate selected is [the Floating Rate] [the LIBOR-Based Rate] (circle one).

          (d) If the LIBOR-Based Rate is selected, the maturity selected for the LIBOR-Based Rate Period is [one month] [two months] [three months] (circle one, if applicable).

     In accordance with Section 5.1 of the Credit Agreement, the presentation by the Borrower of this Request for Advances or Interest Rate Election constitutes a representation and warranty by the Borrower to the Lender that (a) no material adverse change in the financial condition of the Borrower in the financial statements referred to in Section 4.1 of the Credit Agreement, has occurred since the date of such financial statements, and (b) no Event of Default exists.

     Dated ________________, 199__.

                                             SNAPPER, INC.


                                             By:
                                                  -----------------------------
                                                   Its

                                      SCHEDULE E

                              BORROWING BASE CERTIFICATE

To:  AmSouth Bank of Alabama

Date:     _______________, 19____

     Snapper, Inc. (the "Borrower") hereby furnishes the following information to you pursuant to the Credit Agreement (the "Credit Agreement") between you and the Borrower dated November 26, 1996. Capitalized terms used in this certificate and not otherwise defined herein have the meanings defined for them in the Credit Agreement.

I.   ACCOUNTS RECEIVABLE
     A.   Dealer Accounts
          (1)  Home Depot                                           ------------
          (2)  Dealers utilizing floor plan financing               ------------
          (3)  Dealers utilizing Extended Terms                     ------------
          (4)  Dealers utilizing Thirty Day Terms                   ------------
          (5)  Dealers/Distributors outside U.S. with letter
               of credit serving Inventory shipped                  ------------
     B.   Sum of (1) through (5)                                    ------------
     C.   Less adjustments per definition of Net Outstanding
          Amount of Eligible Accounts                               ------------
     D.   Line (B) minus (C)                                        ------------
     E.   Line (D) times 80%                                        ------------

     F.   Distributor A/R Sublimit                                  ------------
     G.   Distributor Accounts                                      ------------
     H.   Less adjustments per definition of Net Outstanding
          Amount of Eligible Accounts                               ------------
     I.   Line (G) minus (H)                                  ------------------
     J.   Line (I) times 76.3%                                ------------------
     K.   Line (J) times 60%                                        ------------
     L.   Lesser of Line (F) and (K)                                ------------

     M.   $10,000,000                                               ------------
     N.   Dealer Accounts utilizing Extended Terms over 90 days
          but not 60 days past due(1)                               ------------
     O.   Less adjustments per definition of Net Outstanding
          Amount of Eligible Accounts                               ------------
     P.   Line (N) minus (O)                                        ------------
     Q.   Line (P) times 65.8%                                      ------------
-----------------------
(1) With respect to the Accounts arising from sales to dealers of Inventory consisting of snow products, which Inventory has not been sold by the dealer or financed by the dealer by means of floor planning arrangement, the Borrower shall be permitted to extend the due date with respect to such Account for March 10 of any year to December 10 of such year.

     R.   Line (Q) times 55%                                        ------------
     S.   Lesser of Line (M) and (R)                                ------------
     T.   TOTAL OF LINES (E), (L) and (S)                           ------------


II.  INVENTORY
     A.   45,000,000                                                ------------
     B.   Finished Goods Inventory                                  ------------
     C.   Line (B) times 60%                                        ------------

     D.   $5,000,000                                                ------------
     E.   Engines                                                   ------------
     F.   Line (E) times 50%                                        ------------
     G.   Lesser of Line (D) and (F)                                ------------

     H.   $5,000,000                                                ------------
     I.   Parts and accessories (other than engines)                ------------
     J.   Line (H) times 35%                                        ------------
     K.   Lesser of Line (H) and (J)                                ------------

     L.   Sum of Lines (C), (G) and (K)                             ------------
     M.   Less Inventory that is not Eligible Inventory or
          that should be excluded per Section 6.6 of the
          Credit Agreement                                          ------------
     N.   Line (L) minus (M)                                        ------------
     O.   Lesser of Lines (A) and (N)                          -----------------

III. EQUIPMENT
     A.   Eligible Adjusted Equipment Value                         ------------
     B.   Line (A) times 75%                                        ------------

IV.  MAXIMUM CREDIT ACCOUNT
     A.   Borrowing Base Amount sum of Lines (I.T.,
          II.O. and III.B.)                                         ------------
     B.   Commitment Amount                                         ------------
     C.   Lesser of Lines (A) and (B)                               ------------
     D.   Outstanding Advances                                      ------------
     E.   Line (C) minus (D) (Maximum Availability)                 ------------


     The Borrower certifies to you as follows:

     (a) The representations and warranties contained in the Credit Agreement are true and correct on and as of the date of this certificate, except as follows:

     (b) The representations and warranties contained in Section 3.2 of the Security Agreement are true and correct with respect to all Accounts included in the Net Outstanding Amount of Eligible Accounts on line 3 of this certificate except as follows:


     (c) The representations and warranties contained in Section 3.3 of the Security Agreement are true and correct with respect to all Inventory included in the Eligible Inventory on line 7 of this certificate except as follows:




     (d) No Event of Default, nor any event that would constitute an Event of Default with the passage of time or the giving of notice, or both, exists under the Credit Agreement or the other Credit Documents, except as follows:



     (e) The information contained in this certificate is true and correct to the best of the Borrower's knowledge.

     This certificate is furnished to you for the purpose of obtaining Advances from you under the Credit Agreement or otherwise complying with the provisions of the Credit Agreement.

                                                  SNAPPER, INC.


                                                  By:
                                                       ------------------------
                                                       Its
                                                            --------------------

                                      SCHEDULE F

                                    EXTENDED TERMS

EXTENDED TERMS - OPEN ACCOUNT ONLY


DEALERS:

     RESIDENTIAL LAWN & GARDEN:    For stocking order shipments during the
                                   months of September to March - Payment due
                                   June 30.
                                   During the months of April to August -
                                   Payment due 90 days from invoice date

     COMMERCIAL:                   All shipments due for payment in 10 months
                                   from invoice date (available in certified commercial territories to certified commercial dealers only)

     SNOW: For shipments June through December - Payment due March 30.
                                   All other months - due in 90 days from
                                   invoice date (optional redating to next
                                   December 10 if no snow)

     PARTS AND ACCESSORIES:        All stocking orders due June 30 or 90 days
                                   from invoice date whichever longer.

DOMESTIC DISTRIBUTORS:

     Extended terms available ONLY for Parts and Accessories (Due 1/3 April, 1/3 May, 1/3 June) and Special Prior Model Year Clear-outs (Due May 10)

                                      SCHEDULE G

                                   THIRTY DAY TERMS


     For all Accounts with dealers and distributors that are not subject to Extended Terms or floor plan financing, Invoices due 30 days from Invoice Date.


                                         G-1



                                                                [EXECUTION COPY]